UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Solicitation Material Pursuant to §240.14a-12

ZOOMCAR HOLDINGS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ZOOMCAR HOLDINGS, INC.
Anjaneya Techno Park, No.147, 1st Floor
Kodihalli, Bangalore, India 560008

January 21, 2025

To the Stockholders of Zoomcar Holdings, Inc.:

You are cordially invited to attend a Special Meeting of Stockholders (the “Special Meeting”) of Zoomcar Holdings, Inc. (the “Company”) to be held on a virtual basis on February 18, 2025 at 12:00 p.m. Eastern Time, for the following purposes:

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE PROPOSALS.

The Board has fixed the close of business on December 30, 2024 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting or any postponement or adjournment thereof. Accordingly, only stockholders of record at the close of business on the Record Date are entitled to notice of, and shall be entitled to vote at, the Special Meeting or any postponement or adjournment thereof.

1.	In connection with a private placement offering conducted by the Company pursuant to a Securities Purchase Agreement, dated November 5, 2024, between the Company and the investors (the “Institutional Investors”) signatory thereto (the Institutional Offering”), to approve, for purposes of complying with applicable Nasdaq Listing Rules, (i) the purchase of shares of the Company’s common stock (the “Common Stock”) and shares of Common Stock issuable upon the exercise of certain unregistered warrants (the “Institutional Investors Series A Warrants” and the “Institutional Investors Series B Warrants,” and collectively, the “Institutional Investors Bridge Warrants”), equal to or exceeding 20% of the outstanding shares of Common Stock, in an offering that is not a public offering, and (ii) the issuance of Common Stock and the Institutional Investors Bridge Warrants in the Institutional Offering to a former director of the Company, in the event that such issuance is deemed to be compensation under the Nasdaq Listing Rules;

2.	In connection with a private placement offering of up to $30,000,000 of securities of the Company made or to be made to certain accredited investors (the “Reg D Investors”), pursuant to an Amended and Restated Private Placement Memorandum, dated December 3, 2024, as such may be further amended from time to time, with an offering period expiring on March 31, 2025 (the “Reg D Offering”), to approve, for purposes of complying with applicable Nasdaq Listing Rules, (i) the purchase of shares of the Company’s Common Stock and shares of Common Stock issuable upon the exercise of certain unregistered warrants (the “Reg D Investors Series A Warrants” and the “Reg D Investors Series B Warrants,” and collectively, the “Reg D Investors Bridge Warrants”), equal to or exceeding 20% of the outstanding shares of Common Stock, in an offering that is not a public offering, and (ii) the issuance of Common Stock and Reg D Investors Bridge Warrants in the Reg D Offering to the Company’s Acting Chief Executive Officer and the Consultant (defined hereafter), in the event that such issuance is deemed to be compensation under the Nasdaq Listing Rules;

3.	To approve an amendment to the Company’s 2023 Equity Incentive Plan (the “2023 Plan”), to be effective as of March 31, 2025, if approved by the stockholders, amending Section 4(a) of the 2023 Plan to provide for a one-time increase in the number of shares of Common Stock reserved for issuance with respect to awards granted under the 2023 Plan, by adding a number of additional shares of Common Stock equal to 15% of the number of shares of Common Stock issued and outstanding on March 31, 2025;

4.	To approve, for purposes of complying with the Nasdaq Listing Rules, the issuance of an award of shares of Common Stock to a consultant, for services provided to the Company (the “Consultant”), pursuant to the terms and conditions of a Consulting Agreement, dated as of October 21, 2024, in the event that such issuance is deemed to be compensation under the Nasdaq Listing Rules;

5.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effectuate a reverse stock split of the Common Stock, at a ratio of between one-for-two and one-for-twenty, with such ratio to be determined at the sole discretion of the Board and with such reverse stock split to be effectuated at such a rate and at such time and date, if at all, as determined by the Board in its sole discretion;

6.	To approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes to approve any of the foregoing proposals; and

7.	To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

Your vote is important. You are requested to carefully read the Proxy Statement and accompanying Notice of Special Meeting for a more complete statement of matters to be considered at the Special Meeting.

Sincerely yours,

/s/ Hiroshi Nishijima
Hiroshi Nishijima
Interim Chief Executive Officer
Zoomcar Holdings, Inc.

IMPORTANT

WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE READ THE PROXY STATEMENT AND PROMPTLY VOTE YOUR PROXY VIA THE INTERNET, BY TELEPHONE OR, IF YOU RECEIVED A PRINTED FORM OF PROXY IN THE MAIL, BY COMPLETING, DATING, SIGNING AND RETURNING THE ENCLOSED PROXY IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE SPECIAL MEETING. YOUR PROXY, GIVEN THROUGH THE RETURN OF THE PROXY CARD, MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH OUR CORPORATE SECRETARY PRIOR TO THE SPECIAL MEETING A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE SPECIAL MEETING AND VOTING.

IF YOU HAVE ALREADY VOTED OR DELIVERED YOUR PROXY FOR THE SPECIAL MEETING, YOUR VOTE WILL BE COUNTED, AND YOU DO NOT HAVE TO VOTE YOUR SHARES AGAIN. IF YOU WISH TO CHANGE YOUR VOTE, YOU SHOULD REVOTE YOUR SHARES.

THE PROXY STATEMENT AND OUR FORM OF PROXY CARD ARE BEING MAILED TO STOCKHOLDERS ON OR ABOUT JANUARY 23, 2025.

ZOOMCAR HOLDINGS, INC.
Anjaneya Techno Park, No.147, 1st Floor
Kodihalli, Bangalore, India 560008

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be held on February 18, 2025

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Zoomcar Holdings, Inc. (the “Company”) for use at a Special Meeting of Stockholders of the Company and at all adjournments and postponements thereof (the “Special Meeting”). The Special Meeting will be held at 12:00 p.m. Eastern Time on February 18, 2025 on a virtual basis for the following purposes:

1.	In connection with a private placement offering conducted by the Company pursuant to a Securities Purchase Agreement, dated November 5, 2024, between the Company and the investors (the “Institutional Investors”) signatory thereto (the Institutional Offering”), to approve, for purposes of complying with applicable Nasdaq Listing Rules, (i) the purchase of shares of the Company’s common stock (the “Common Stock”) and shares of Common Stock issuable upon the exercise of certain unregistered warrants (the “Institutional Investors Series A Warrants” and the “Institutional Investors Series B Warrants,” and collectively, the “Institutional Investors Bridge Warrants”), equal to or exceeding 20% of the outstanding shares of Common Stock, in an offering that is not a public offering, and (ii) the issuance of Common Stock and the Institutional Investors Bridge Warrants in the Institutional Offering to a former director of the Company, in the event that such issuance is deemed to be compensation under the Nasdaq Listing Rules (“Proposal 1” or the “Institutional Investors Bridge Warrants Proposal”);

2.	In connection with a private placement offering of up to $30,000,000 of securities of the Company made or to be made to certain accredited investors (the “Reg D Investors”), pursuant to an Amended and Restated Private Placement Memorandum, dated December 3, 2024, as such may be further amended from time to time, with an offering period expiring on March 31, 2025 (the “Reg D Offering”), to approve, for purposes of complying with applicable Nasdaq Listing Rules, (i) the purchase of shares of the Company’s Common Stock and shares of Common Stock issuable upon the exercise of certain unregistered warrants (the “Reg D Investors Series A Warrants” and the “Reg D Investors Series B Warrants,” and collectively, the “Reg D Investors Bridge Warrants”), equal to or exceeding 20% of the outstanding shares of Common Stock, in an offering that is not a public offering, and (ii) the issuance of Common Stock and Reg D Investors Bridge Warrants in the Reg D Offering to the Company’s Acting Chief Executive Officer and the Consultant (defined hereafter), in the event that such issuance is deemed to be compensation under the Nasdaq Listing Rules (“Proposal 2” or the “Reg D Investors Bridge Warrants Proposal”);

3.	To approve an amendment to the Company’s 2023 Equity Incentive Plan (the “2023 Plan”), to be effective as of March 31, 2025, if approved by the stockholders, amending Section 4(a) of the 2023 Plan to provide for a one-time increase in the number of shares of Common Stock reserved for issuance with respect to awards granted under the 2023 Plan, by adding a number of additional shares of Common Stock equal to 15% of the number of shares of Common Stock issued and outstanding on March 31, 2025 (“Proposal 3” or the “2023 Plan Amendment Proposal”);

4	To approve, for purposes of complying with the Nasdaq Listing Rules, the issuance of shares of Common Stock to a consultant, for services provided to the Company (the “Consultant”), pursuant to the terms and conditions of a Consulting Agreement, dated as of October 21, 2024, as a portion of the compensation payable to the Consultant (“Proposal 4” or the “Consultant Shares Proposal”);

5.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effectuate a reverse stock split of the Common Stock, at a ratio of between one-for-two and one-for-twenty, with such ratio to be determined at the sole discretion of the Board and with such reverse stock split to be effectuated at such a rate and at such time and date, if at all, as determined by the Board in its sole discretion (“Proposal 5” or the “Reverse Split Proposal”);

6.	To approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes to approve any of the foregoing proposals (“Proposal 6” or the “Adjournment Proposal”); and

7.	To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE PROPOSALS.

Stockholders of record of our Common Stock at the close of business on December 30, 2024 (the “Record Date”) will be entitled to notice of, and are cordially invited to, attend the Special Meeting and to attend any adjournment or postponement thereof. However, to assure your representation at the Special Meeting, please vote your proxy via the internet, by telephone, or by completing, dating, signing and returning the enclosed proxy. Whether or not you expect to attend the Special Meeting, please read the proxy statement and then promptly vote your proxy in order to ensure your representation at the Special Meeting.

You may cast your vote by visiting http://www.virtualshareholdermeeting.com/ZCAR2025SM or by calling 1-800-690-6903. You may also have access to the materials for the Special Meeting by visiting the website: https://investor-relations.zoomcar.com/in/. You will need to use the control number appearing on your proxy card to vote prior to or at the Special Meeting.

Each share of Common Stock entitles the holder thereof to one vote. A complete list of stockholders of record entitled to vote at the Special Meeting will be available for ten days before the Special Meeting at the principal executive office of the Company for inspection by stockholders during ordinary business hours for any purpose germane to the Special Meeting.

You are urged to review carefully the information contained in the enclosed proxy statement prior to deciding how to vote your shares.

This notice and the attached proxy statement are first being mailed to stockholders on or about  January 23, 2025.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Hiroshi Nishijima
Hiroshi Nishijima
Interim Chief Executive Officer and Director
Zoomcar Holdings, Inc.

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS.

i

PROXY STATEMENT

ZOOMCAR HOLDINGS, INC.
SPECIAL MEETING OF STOCKHOLDERS

to be held virtually at 12:00 p.m. Eastern Time on February 18, 2025

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

Why am I receiving these Proxy Materials?

These proxy materials are being furnished to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Zoomcar Holdings, Inc. for use at the Special Meeting of Stockholders (the “Special Meeting”) to be held on a virtual basis on February , 2025 at 12:00 p.m. Eastern Time, and at any postponement(s) or adjournment(s) thereof. These materials were first sent or given to stockholders on or about January 23, 2025. This proxy statement gives you information on these proposals so that you can make an informed decision.

In this proxy statement, we refer to Zoomcar Holdings, Inc. as the “Company”, “we”, “us” or “our” or similar terminology.

What is included in these materials?

These materials include:

●	This proxy statement for the Special Meeting;

●	A proxy card (if you are a stockholder of record) or a voting instruction form (if you are a beneficial owner of shares held in street name).

Who can vote at the special meeting of stockholders?

Stockholders who owned shares of our common stock, par value $0.0001 per share (the “Common Stock”) on December 30, 2024 (the “Record Date”) may vote at the Special Meeting. There were 6,771,662 shares of Common Stock outstanding on the Record Date, each having one vote per share. All shares of Common Stock vote together as a single class. Information about the stockholdings of our directors and executive officers is contained in the section of this proxy statement entitled “Beneficial Ownership of Principal Stockholders, Officers and Directors” on page 24 of this proxy statement.

What is the proxy card?

The proxy card enables you to appoint Hiroshi Nishijima, our Interim Chief Executive Officer and Shachi Singh, our General Counsel, as your representatives at the Special Meeting. This way, by completing and returning the proxy card with your instructions on the proxy card, your shares will be voted whether or not you attend the Special Meeting. Even if you plan to attend the Special Meeting, we think that it is a good idea to complete and return your proxy card before the Special Meeting date just in case your plans change. If a proposal comes up for vote at the Special Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment. The proxy card (or voter information form) will also contain your control number. You will need to use the control number appearing on your proxy card to vote prior to or at the Special Meeting.

What am I voting on?

You are being asked to vote:

1.	In connection with a private placement offering conducted by the Company pursuant to a Securities Purchase Agreement, dated November 5, 2024, between the Company and the investors (the “Institutional Investors”) signatory thereto (the Institutional Offering”), to approve, for purposes of complying with applicable Nasdaq Listing Rules, (i) the purchase of shares of the Company’s common stock (the “Common Stock”) and shares of Common Stock issuable upon the exercise of certain unregistered warrants (the “Institutional Investors Series A Warrants” and the “Institutional Investors Series B Warrants,” and collectively, the “Institutional Investors Bridge Warrants”), equal to or exceeding 20% of the outstanding shares of Common Stock, in an offering that is not a public offering, and (ii) the issuance of Common Stock and the Institutional Investors Bridge Warrants in the Institutional Offering to a former director of the Company’, in the event that such issuance is deemed to be compensation under the Nasdaq Listing Rules (“Proposal 1” or the “Institutional Investors Bridge Warrants Proposal”);

2.	In connection with a private placement offering of up to $30,000,000 of securities of the Company made or to be made to certain accredited investors (the “Reg D Investors”), pursuant to an Amended and Restated Private Placement Memorandum, dated December 3, 2024, as such may be further amended from time to time, with an offering period expiring on March 31, 2025 (the “Reg D Offering”), to approve, for purposes of complying with applicable Nasdaq Listing Rules, (i) the purchase of shares of the Company’s Common Stock and shares of Common Stock issuable upon the exercise of certain unregistered warrants (the “Reg D Investors Series A Warrants” and the “Reg D Investors Series B Warrants,” and collectively, the “Reg D Investors Bridge Warrants”), equal to or exceeding 20% of the outstanding shares of Common Stock, in an offering that is not a public offering, and (ii) the issuance of Common Stock and Reg D Investors Bridge Warrants in the Reg D Offering to the Company’s Acting Chief Executive Officer and the Consultant (defined hereafter), in the event that such issuance is deemed to be compensation under the Nasdaq Listing Rules (“Proposal 2” or the “Reg D Investors Bridge Warrants Proposal”);

3.	To approve an amendment to the Company’s 2023 Equity Incentive Plan (the “2023 Plan”), to be effective as of March 31, 2025, if approved by the stockholders, amending Section 4(a) of the 2023 Plan to provide for a one-time increase in the number of shares of Common Stock reserved for issuance with respect to awards granted under the 2023 Plan, by adding a number of additional shares of Common Stock equal to 15% of the number of shares of Common Stock issued and outstanding on March 31, 2025 (“Proposal 3” or the “2023 Plan Amendment Proposal”);

4	To approve, for purposes of complying with the Nasdaq Listing Rules, the issuance of shares of Common Stock to a consultant, for services provided to the Company (the “Consultant”), pursuant to the terms and conditions of a Consulting Agreement, dated as of October 21, 2024, as a portion of the compensation payable to the Consultant (“Proposal 4” or the “Consultant Shares Proposal”);

5.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effectuate a reverse stock split of the Common Stock, at a ratio of between one-for-two and one-for-twenty, with such ratio to be determined at the sole discretion of the Board and with such reverse stock split to be effectuated at such a rate and at such time and date, if at all, as determined by the Board in its sole discretion (“Proposal 5” or the “Reverse Split Proposal”);

6.	To approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes to approve any of the foregoing proposals (“Proposal 6” or the “Adjournment Proposal”);

7.	To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

How does the Board recommend that I vote?

Our Board unanimously recommends that the stockholders vote “FOR” each of the proposals.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If, on the Record Date, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC (f/k/a American Stock Transfer & Trust Company, LLC), you are a “stockholder of record” who may vote at the Special Meeting, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to direct the voting of your shares as described below. Whether or not you plan to attend the Special Meeting, please complete, date and sign the enclosed proxy card to ensure that your vote is counted.

Beneficial Owner

If, on the Record Date, your shares were held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held “in street name,” and these proxy materials are being forwarded to you by or at the direction of your broker or nominee who is considered the stockholder of record for purposes of voting at the Special Meeting. As the beneficial owner, you have the right to vote your shares and to attend the Special Meeting as described below. Whether or not you plan to attend the Special Meeting, please vote prior to the Special Meeting as described below to ensure that your vote is counted.

How do I vote my shares?

There are four ways to vote:

(1)	Via the Internet. Use the internet to vote by going to the internet address listed on your proxy; have your proxy card in hand as you will be prompted to enter your control number to create and submit an electronic vote. If you vote in this manner, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card or submit an electronic vote but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Board.

(2)	Via telephone. Using a touch-tone telephone, you may transmit your voting instructions to the number provided on your proxy card. Have your proxy card in hand as you will be prompted to enter your control number to create and submit a telephonic vote.

(3)	In person on a virtual basis. You may vote at the Special Meeting by following the instructions when you log-in for the Special Meeting. Have your proxy card in hand as you will be prompted to enter your control number to vote at the Special Meeting.

(4)	By Mail. You may vote by mail. If you are a record holder, you may vote by proxy by filling out the proxy card and sending it back in the envelope provided. If you are a beneficial holder you may vote by proxy by filling out the vote instruction form and sending it back in the envelope provided by your brokerage firm, bank, broker-dealer or other similar organization that holds your shares.

What does it mean if I receive more than one proxy card?

You may have multiple accounts at the transfer agent and/or with brokerage firms. Please sign and return all proxy cards to ensure that all of your shares are voted.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Special Meeting. You may do this by:

●	sending a written notice to Shachi Singh, our General Counsel, at zoomcar-stockholders@zoomcar.com stating that you would like to revoke your proxy of a particular date;

●	signing another proxy card with a later date and returning it before the polls close at the Special Meeting; or

●	voting at the Special Meeting.

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, you may need to instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on the voting form provided to you by the broker, bank or other nominee.

Will my shares be voted if I do not sign and return my proxy card?

If your shares are held in your name and you do not sign and return your proxy card, your shares will not be voted unless you vote at the Special Meeting. If you hold your shares in the name of a broker, bank or other nominee, your nominee may determine to vote your shares at its own discretion on certain routine matters, such as the approval of the Reverse Split Proposal and the Adjournment Proposal, absent instructions from you. However, due to voting rules that may prevent your bank or broker from voting your uninstructed shares on a discretionary basis for the Institutional Investors Bridge Warrants Proposal, the Reg D Investors Bridge Warrants Proposal, the 2023 Plan Amendment Proposal and the Consultant Shares Proposal, it is important that you cast your vote.

How may I vote with respect to each proposal and how are votes counted?

Your voting options will be dependent on the particular proposal for which you wish to cast a vote. With respect to Proposal 1 (the Institutional Investors Bridge Warrants Proposal), Proposal 2 (the Reg D Investors Bridge Warrants Proposal), Proposal 3 (the 2023 Plan Amendment Proposal), Proposal 4 (the Consultant Shares Proposal), Proposal 5 (the Reverse Split Proposal) and Proposal 6 (the Adjournment Proposal), you may vote “for” or “against” each of the proposals or you may “abstain” from casting a vote on each such proposal. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present at the Special Meeting.

Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. Each of the Institutional Investors Bridge Warrants Proposal, the Reg D Investors Bridge Warrants Proposal, the 2023 Plan Amendment Proposal and the Consultant Shares Proposal is “non-routine.” Thus, in tabulating the voting result for this proposal, shares that constitute broker non-votes are not considered votes cast on those proposals. The Reverse Split Proposal and the Adjournment Proposal are each a “routine” matter and therefore a broker may vote on this matter without instructions from the beneficial owner as long as instructions are not given.

What are the voting requirements to approve each of the proposals?

Each of the proposals requires the affirmative “FOR” votes of a majority of the votes cast on such proposal. Abstentions will have no effect on the outcome of these proposals. Proposal 1 – the Institutional Investors Bridge Warrants Proposal, is not a routine matter, and as such brokers may not vote at the Special Meeting on such proposal, if they do not receive instructions from the beneficial owner as to how to vote. Proposal 2 – the Reg D Investors Bridge Warrants Proposal, is not a routine matter, and as such brokers may not vote at the Special Meeting on such proposal, if they do not receive instructions from the beneficial owner as to how to vote. Proposal 3 – the 2023 Plan Amendment Proposal, is not a routine matter, and as such brokers may not vote at the Special Meeting on such proposal, if they do not receive instructions from the beneficial owner as to how to vote. Proposal 4 – the Consultant Shares Proposal, is not a routine matter, and as such brokers may not vote at the Special Meeting on such proposal, if they do not receive instructions from the beneficial owner as to how to vote. Proposal 5 - The Reverse Split Proposal is a “routine” matter and therefore a broker may vote on this matter without instructions from the beneficial owner as long as instructions are not given. Proposal 6 - The Adjournment Proposal is a “routine” matter and therefore a broker may vote on this matter without instructions from the beneficial owner as long as instructions are not given.

What happens if I don’t indicate how to vote my proxy?

If you just sign your proxy card without providing further instructions, your shares will be counted as a vote “FOR” each of the proposals.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Where do I find the voting results of the Special Meeting?

We will announce voting results at the Special Meeting and will file a Current Report on Form 8-K announcing the voting results of the Special Meeting, within four business days after the Special Meeting.

Who can help answer my questions?

You can contact Shachi Singh, at zoomcar-stockholders@zoomcar.com or by sending a letter to Shachi Singh at the offices of the Company at Anjaneya Techno Park, No.147, 1st Floor, Kodihalli, Bangalore, India 560008 with any questions about proposals described in this proxy statement or how to execute your vote.

Who bears the cost of soliciting proxies?

The cost of preparing, assembling, printing and mailing this proxy statement and the accompanying proxy card, and the cost of soliciting proxies relating to the Special Meeting, will be borne by the Company. We expect to request nominee organizations to assist in the distribution of our proxy materials to their beneficial owner customers and may reimburse such organizations for certain of their reasonable out-of-pocket expenses related thereto. We have also engaged the services of Advantage Proxy to assist with the solicitation of proxies and have agreed to pay $12,500 and reimbursement for expenses for such services. Our officers, directors and employees may assist in soliciting proxies or votes by telephone, electronic and personal communications, but no additional compensation will be paid to such individuals in connection with such activities.

THE SPECIAL MEETING

General

While we know of no other matters to be acted upon at the Special Meeting, it is possible that other matters may be presented at the Special Meeting. If that happens and you have signed and not revoked a proxy card, your proxy will vote on such other matters in accordance with his best judgment.

Expenses

The expense of preparing, printing and mailing this proxy statement, exhibits and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers, directors and regular employees of the Company, without additional remuneration, by personal interviews, telephone, email or facsimile transmission. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock held of record and will provide reimbursements for the cost of forwarding the material in accordance with customary charges.

Revocability of Proxies

Proxies given by stockholders of record for use at the Special Meeting may be revoked at any time prior to the exercise of the powers conferred. In addition to revocation in any other manner permitted by law, stockholders of record giving a proxy may revoke the proxy by an instrument in writing, executed by the stockholder or his attorney authorized in writing or, if the stockholder is a corporation, under its corporate seal, by an officer or attorney thereof duly authorized, and deposited either at the corporate headquarters of the Company at any time up to and including the last business day preceding the day of the Special Meeting, or any adjournments thereof, at which the proxy is to be used, or with the chairman of the Special Meeting on the day of the Special Meeting or adjournments thereof, and upon either of such deposits the proxy is revoked.

No Right of Appraisal

None of Delaware law, our Amended and Restated Certificate of Incorporation, or our Amended and Restated Bylaws provides for appraisal or other similar rights for dissenting stockholders in connection with any of the proposals to be voted upon at the Special Meeting. Accordingly, our stockholders will have no right to dissent and obtain payment for their shares.

Who Can Answer Your Questions About Voting Your Shares

You can contact Shachi Singh, at zoomcar-stockholders@zoomcar.com or by sending a letter to Shachi Singh at offices of the Company at Anjaneya Techno Park, No. 147, 1st Floor, Kodihalli, Bangalore, India 560008 with any questions about proposals described in this proxy statement or how to execute your vote.

Principal Offices

The principal executive offices of the Company are located at Anjaneya Techno Park, No.147, 1st Floor, Kodihalli, Bangalore, India 560008. The Company’s telephone number at such address is +918048821871.

ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF EACH PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE PERSONS NAMED IN THE PROXY WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE SPECIAL MEETING. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS.

PROPOSAL 1

THE INSTITUTIONAL INVESTORS BRIDGE WARRANTS PROPOSAL

Introduction

On November 5, 2024, the “Company entered into a securities purchase agreement (the “Institutional Offering Securities Purchase Agreement”) with certain institutional and accredited investors (the “Institutional Investors”), in connection with a private placement offering (the “Institutional Offering”), pursuant to which the Company agreed to sell to the Institutional Investors an aggregate of 2,137,850 units at a price of $4.28 per unit for an aggregate investment of $9.15 million, $2.5 million of which was provided by one of the Company’s directors. Each unit consists of one share of Common Stock or a Pre-Funded Warrant to purchase one share of Common Stock (each an “Institutional Investor Pre-Funded Warrant” and collectively, the “Institutional Investors Pre-Funded Warrants”), two Institutional Investors Series A Warrants each to purchase one share of Common Stock and an Institutional Investors Series B Warrant to purchase such number of shares of Common Stock, as determined on the Institutional Offering Reset Date (as described below). The closing occurred on November 7, 2024 (the “Institutional Offering Closing Date”). On the Institutional Offering Closing Date, the Company issued to the Institutional Investors (i) 1,301,850 shares of Common Stock, (ii) Institutional Investors Pre-Funded Warrants to purchase up to 835,000 shares of Common Stock, at an initial exercise price of $0.0001 per share, subject to adjustment, (iii) Institutional Investors Series A Warrants to purchase up to 4,275,700 shares of Common Stock, at an initial exercise price of $4.03 per share, subject to adjustment, and (iv) Institutional Investors Series B Warrants for a maximum eligibility of 9,214,513 shares, at an initial exercise price of $0.0001 per share, subject to adjustment.

The Institutional Investors Series A Warrants are each initially exercisable for one share of Common Stock at an initial exercise price of $4.03 per share. The Institutional Investors Series A Warrants may be exercised at any time on or after the later of (a) ten (10) trading days after Institutional Offering Stockholder Approval (as defined hereafter) is obtained or (b) the earliest of (i) the date which is ten (10) consecutive trading days after all of the shares included for registration in the initial registration statement registering the shares of Common Stock, Shares of Common Stock issuable upon exercise of the Institutional Investors Pre-Funded Warrants and shares of Common Stock issuable upon exercise of the Institutional Investors Series B Warrants, have been registered (the “Investors Resale Registration Effective Date”) or (ii) 12 months and ten (10) trading days following the issuance date of the Institutional Investors Series A Warrants (such earlies date being the “Institutional Offering Reset Date”). The exercise price and the number of shares available for exercise pursuant to the Institutional Investors Series A Warrants are subject to adjustment, as provided below.

The Institutional Investors Series B Warrants are not initially exercisable for any shares of Common Stock, but contain a reset adjustment on the Institutional Offering Reset Date, depending on the price determined by the VWAP Formula provided in the Institutional Investors Series B Warrants, if it is less than the per unit purchase price on the Institutional Offering Closing Date, then the maximum eligibility number of shares of Common Stock will be determined so that the sum of (a) the number of shares of Common Stock and/or shares of Common Stock underlying Institutional Investors Pre-Funded Warrants issued on the Institutional Offering Closing Date and (b) the number of shares of Common Stock issuable pursuant to the Institutional Investors Series B Warrants on the Institutional Offering Reset Date would equal the number of shares of Common Stock and/or Institutional Investors Pre-Funded Warrants that would have been issued to the Institutional Investors on the Institutional Offering Closing Date if the per unit purchase price had been the price determined pursuant to the VWAP Formula. For the purposes of determining the reset price, the VWAP Formula will be subject to a minimum price of $0.806, which is the floor price set after the Institutional Offering Stockholder Approval is obtained.

Pursuant to the terms of the Institutional Offering Securities Purchase Agreement, the Company is required to hold a special meeting of stockholders (which may also be at the annual meeting of stockholders) at the earliest practicable date after the issuance date, but in no event later than sixty (60) days after the Institutional Offering Closing Date for the purpose of obtaining stockholder approval for the exercisability of the Institutional Investors Bridge Warrants and for certain of the provisions included therein, including, adjustments to the exercise price and number of shares issuable upon exercise of the Institutional Investors Bridge Warrants (a) following a Dilutive Issuance (as defined hereafter), (b) in connection with any reset of the Institutional Investors Bridge Warrants, (c) in connection with any Share Combination Event (as defined hereafter), (d) in connection with any increase in the maximum eligibility amount of shares issuable under the Institutional Investors Series B Warrants and (v) in connection with any voluntary adjustment of the exercise price of the Institutional Investors Series A Warrants (“Institutional Offering Stockholder Approval”). In the event Institutional Offering Stockholder Approval does not occur, the Company will be required to hold additional meetings at least one time every sixty (60) days until the earlier of the date Institutional Stockholder Approval is obtained or the Institutional Investors Bridge Warrants are no longer outstanding. In the event that the Company is unable to obtain Institutional Stockholder Approval, the Institutional Investors Bridge Warrants will not be exercisable and therefore will have no value.

The Institutional Investors Bridge Warrants contain a standard cashless exercise provision permitting the holder to exercise the Institutional Investors Bridge Warrants on a cashless basis if the market price of the Common Stock at the time of exercise is in excess of the exercise price of the Institutional Investors Bridge Warrants and there is not an effective resale registration statement available for the resale of the Institutional Investors Bridge Warrants.

In addition, the Institutional Investors Series A Warrants include a provision that resets the exercise price of the Institutional Investors Series A Warrants with a proportionate adjustment to the number of shares underlying the Institutional Investors Series A Warrants in the event of a rev and the three year anniversary of the issuance date (a “Share Combination Event”). In the event of a Share Combination Event, the exercise price of the Institutional Investors Series A Warrants will be reset to a price equal to the lesser of (i) the then exercise price and (ii) the lowest VWAP during the period commencing five trading days immediately after the date the Company effects a reverse stock split, subject to a floor price of $4.03 (which is the “Minimum Price” under Nasdaq Listing Rules (the “Nasdaq Minimum Price”)) prior to receipt of stockholder approval or $0.806 following receipt of Institutional Offering Stockholder Approval (in each case, adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction, the “Institutional Offering Floor Price”). Additionally, and the number of Institutional Investors Series A Warrant shares issuable upon exercise of the Institutional Investors Series A Warrants shall be increased such that the aggregate exercise price, after taking into account the decrease in the exercise price, shall be equal to the aggregate exercise price on the issuance date (adjusted for any Institutional Investors Series A Warrants exercised or sold by the holder prior to the date of such Share Combination Event) for the Series A Warrant Shares then outstanding.

The Institutional Investors Series A Warrants are also subject to full ratchet anti-dilution protection for any issuances of Company securities (other than certain excluded issuances) at a price or effective price (as determined in accordance with the terms of the Institutional Investors Series A Warrants, the “Dilutive Issuance Price”) that is less than the then current exercise price of the Institutional Investors Series A Warrants following the issuance date (a “Dilutive Issuance”). In the event of a Dilutive Issuance, the exercise price of the Institutional Investors Series A Warrants will be reduced to the lower of the Dilutive Issuance Price and the lowest VWAP during the five consecutive trading days commencing after the date of the Dilutive Issuance, in each case, subject to the Institutional Offering Floor Price and the number of shares issuable upon exercise of the Institutional Investors Series A Warrants shall be proportionately adjusted such that the aggregate exercise price of the Institutional Investors Series A Warrants shall remain unchanged.

The Institutional Investors Bridge Warrants are also subject to customary adjustments for stock dividends, stock splits, distributions and the like. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for the Company, and may exercise every right and power that the Company may exercise and will assume all of the Company’s obligations under the Institutional Investors Bridge Warrants with the same effect as if such successor entity had been named in the Institutional Investors Bridge Warrant itself. If holders of Common Stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Institutional Investors Bridge Warrants following such fundamental transaction. Notwithstanding anything to the contrary, with respect to the Institutional Investors Series A Warrants, in the event of a fundamental transaction, the holder will have the right to require the Company or a successor entity to repurchase its warrants at the Black Scholes value by paying the same type or form of consideration (and in the same proportion) that is being offered and paid to the holders of Common Stock of the Company in connection with the fundamental transaction; provided, however, that if the fundamental transaction is not within the Company’s control, including not approved by the Board, then the holder shall only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black Scholes value of the unexercised portion of its warrants, that is being offered and paid to the holders of the Common Stock in connection with the fundamental transaction.

A holder does not have the right to exercise any portion of the Institutional Investors Bridge Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Institutional Investors Bridge Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us.

Pursuant to a registration rights agreement between the Company and the purchasers (the “Institutional Offering Registration Rights Agreement”), the Company is also obligated to file a registration statement registering the resale of the shares of Common Stock underlying the Institutional Investors Series A Warrants within fifteen (15) days after the Institutional Offering Closing Date, and which registration statement was filed on December 2, 2024. The Company is required to ensure that the initial registration statement is effective within thirty (30) calendar days of the filing date (up to forty-five (45) calendar days if the U.S. Securities and Exchange Commission (the “SEC”) conducts a full review), and which registration statement was declared effective by the SEC on December 13, 2024 (the effective date of such registration statement, the “Institutional Offering Registration Effective Date”).

In connection with the Institutional Offering, the Company retained Aegis Capital Corp. (“Aegis”) to act as the placement agent. For acting as the placement agent, the Company agreed to pay the Aegis, subject to certain exceptions: (i) a cash fee equal to ten percent (10%) of the aggregate gross proceeds raised by Aegis in the Institutional Offering (five percent (5%) with respect to certain Institutional Investors who were deemed to be “insiders”), (ii) a non-accountable expense allowance of three percent (3%) of the aggregate gross proceeds raised by Aegis in the offering (one and one-half percent (1.5%) with respect to “insiders”), (iii) a five-year warrant to purchase up to 213,785 shares of Common Stock at an initial exercise price of $4.03 per share, subject to adjustment, and (iv) Series A Placement Agent Warrants and Series B Placement Agent Warrants, in substantially the same form as the Institutional Investors Series A Warrants and Institutional Investors Series B Warrants, respectively, for ten percent (10%) of the number of shares of Common Stock exercisable by the Institutional Investors pursuant to the Institutional Investors Series A Warrants and the Institutional Investors Series B Warrants issued to the Institutional Investors. The Company also agreed to pay a warrant solicitation fee of five percent (5%) of the proceeds received from the cash exercise of any of the Institutional Investors Series A Warrants and agreed to reimburse the expenses of Aegis’s counsel up to $200,000.

The foregoing description of the Institutional Investors Offering does not purport to be complete and is qualified in its entirety by reference to the Institutional Offering Securities Purchase Agreement, Institutional Investors Pre-Funded Warrant, the Institutional Investor Series A Warrant, the Institutional Investors Series B Warrant, the registration rights agreement relating to the Institutional Offering and the placement agency agreement relating to the Institutional Offering, copies of which are filed as Exhibit 10.1, Exhibit 4.1, Exhibit 4.2, Exhibit 4.3, Exhibit 10.2 and Exhibit 10.3 to our Current Report on Form 8-K filed with the SEC on November 8, 2024.

Why the Company Needs Stockholder Approval

Our Common Stock is listed on the Nasdaq Global Market of The Nasdaq Stock Market LLC (“Nasdaq”), and as a result, we are subject to Nasdaq’s Listing Rules. We are seeking stockholder approval in order to comply with Nasdaq Listing Rule 5635 and to fulfill our obligations under the Institutional Offering Securities Purchase Agreement, the Institutional Investors Bridge Warrants and other related agreements (the “Institutional Offering Transaction Documents”).

Nasdaq Listing Rule 5635(c)

Nasdaq Listing Rule 5635(c) requires stockholder approval for the issuance of securities when a stock option or purchase plan is established or materially amended or other equity compensation arrangement made or materially amended, pursuant to which shares of Common Stock may be acquired by officers, directors, employees or consultants of the Company. Mark Bailey, a former director of the Company, was one of the Institutional Investors in the Institutional Offering and is a holder of Institutional Investors Bridge Warrants. While we are not asserting that the issuance of the securities, including the Institutional Investors Bridge Warrants, to Mr. Bailey, in connection with the Institutional Offering, is equity compensation within the meaning of Rule 5635(c), Nasdaq may deem all or a portion of any arrangement as compensatory in nature, particularly in circumstances where the value deemed received by the Company is less than the fair value of the securities purchased in the Institutional Offering. If Nasdaq were to deem all or a portion of the issuances to Mr. Bailey to be compensatory, we note that the number of shares of Common Stock to be issued to Mr. Bailey and the value per share of such shares of Common Stock will be determined based on a formula set forth in the Institutional Offering Transaction Documents. We do not know what the ultimate number of such shares of Common Stock will be or the value per share of such shares of Common Stock. As a result, the Company is seeking stockholder approval of the issuances for purposes of complying with Nasdaq Listing Rule 5635(c).

Rule 5635(d)

Nasdaq Listing Rule 5635(d) requires stockholder approval prior to the issuance of securities in connection with a transaction, other than a public offering, involving the sale, issuance or potential issuance by the Company of Common Stock (or securities convertible into or exercisable or exchangeable for Common Stock) equal to 20% or more of the Common Stock or voting power outstanding prior to the execution of the Institutional Offering Securities Purchase Agreement, unless sold at a price equal to or greater than the Nasdaq Minimum Price).

As described above, we agreed to seek stockholder approval in connection with the exercise of, and certain of the provisions included in, the Institutional Investors Bridge Warrants. We are seeking stockholder approval in accordance with the terms of the Institutional Investors Bridge Warrants to (i) permit the holders of the Institutional Investors Bridge Warrants to exercise the Institutional Investors Bridge Warrants, (ii) be able to lower the Institutional Offering Floor Price of the Institutional Investors Series A Warrants upon a Dilutive Issuance and a Share Combination Event and (iii) comply with applicable Nasdaq Listing Rules, including Nasdaq Listing Rule 5635(d). Under Nasdaq Listing Rule 5635(d), stockholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) at a price that is less than the greater of book or market value of the stock if the number of shares of common stock to be issued is or may be equal to 20% or more of the common stock, or 20% or more of the voting power, outstanding immediately prior to the date of execution of the Institutional Offering Securities Purchase Agreement. Since the number of shares issuable upon exercise of the Institutional Investors Bridge Warrants may be in excess of 20% and the provisions in the Institutional Investors Bridge Warrants may cause even further dilution to stockholders of the Company following adjustments for Dilutive Issuances and Share Combination Events, the Company requires the stockholder approval described in the proxy statement to issue 20% or more of our outstanding Common Stock as calculated immediately prior to the date of execution of the Institutional Offering Securities Purchase Agreement.

Effect of Proposal on Current Stockholders

If the Institutional Investors Bridge Warrants Proposal is adopted, an aggregate of up to 30,593,008 shares of Common Stock, consisting of up to a maximum of 21,378,500 shares of Common Stock issuable upon exercise of the Institutional Investors Series A Warrants, based on an Institutional Offering Floor Price of $0.806, and up to a maximum of 9,214,508 shares of Common Stock issuable upon exercise of the Institutional Investors Series B Warrants, based on an Institutional Offering Floor Price of $0.806, representing up to approximately 452% of the shares of our Common Stock outstanding on the Record Date. Additionally, in the event that Reg D Stockholder Approval (defined in Proposal 2) is obtained with respect to Proposal 2 – The Reg D Investors Bridge Warrants Proposal – the combined maximum number of shares of Common Stock that could be issued would represent approximately 6,315% of the shares of our Common Stock outstanding on the Record Date.

Accordingly, the issuance of such shares will result in significant dilution to our stockholders, and will substantially reduce our stockholders’ percentage interest in the voting power of the Company. In addition, the sale or any resale of the shares of Common Stock underlying the Institutional Investors Bridge Warrants and/or the Reg D Investors Bridge Warrants, if Proposal 2 is also approved by stockholders, could cause the market price of our Common Stock to decline further.

Consequence of a Failure to Provide Stockholder Approval

If our stockholders do not approve the Institutional Investors Bridge Warrants Proposal, the Institutional Investors Bridge Warrants will not be exercisable. However, the Company will thereafter be required to hold additional meetings at least one time every sixty (60) days until the earlier of the date stockholder approval is obtained or the Institutional Investors Bridge Warrants are no longer outstanding. Additionally, it may be difficult for the Company to raise additional capital if stockholder approval is not obtained.

Vote Required

The approval of this proposal requires the affirmative vote of the majority of shares cast on the proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal. Notwithstanding the foregoing, to the extent a holder of Common Stock as of the Record Date is also a holder of Institutional Investors Bridge Warrants, such holder cannot vote on this proposal.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE INSTITUTIONAL INVESTORS BRIDGE WARRANTS PROPOSAL.

Because one of our directors is a holder of Institutional Investors Bridge Warrants, he is deemed to have a financial and personal interest in the outcome of the vote on this proposal, which may result in a conflict of interest on his part between what he may believe is in the best interests of the Company and its stockholders and what he may believe is best for himself in determining to recommend that stockholders vote for the proposals.

PROPOSAL 2

THE REG D INVESTORS BRIDGE WARRANTS PROPOSAL

Introduction

The Company is currently conducting the Reg D Offering, pursuant to an Amended and Restated Private Placement Memorandum, dated December 3, 2024, and subscription documents included therein (the “Reg D Offering Transaction Documents”). The Company may hold any number of closings of the Reg D Offering, until the earlier of (i) such date that the Company has closed on subscriptions for the maximum offering amount of $30 million or (ii) March 31, 2025. The Company will not hold any closings of the Reg D Offering, unless and until it has received non-revocable subscriptions for at least the minimum offering amount of $4 million (the “Minimum Offering Amount”). If subscriptions for such Minimum Offering Amount have not been received by March 31, 2025, the Reg D Offering will be terminated. The Company has entered into a securities purchase agreement (the “Reg D Offering Securities Purchase Agreement”) with certain accredited investors (as further described hereafter) and may enter into additional Reg D Offering Securities Purchase Agreements with additional accredited investors until March 31, 2025, unless the Reg D Offering is earlier terminated (collectively, the “Reg D Investors”), pursuant to which the Company has sold and may, in the future sell, to the Reg D Investors up to $30 million of securities, at a purchase price equal to the greater of (i) the Nasdaq Minimum Price, at the time of execution of the applicable Reg D Offering Securities Purchase Agreement, and (ii) the highest purchase price in prior closings of the Reg D Offering. The securities issued at each closing of the Reg D Offering will consist of one share of Common Stock or a Pre-Funded Warrant to purchase one share of Common Stock (each a “Reg D Investors Pre-Funded Warrant” and collectively, the “Reg D Investors Pre-Funded Warrants”), Reg D Investors Series A Warrants to purchase shares of Common Stock and Reg D Investors Series B Warrants to purchase shares of Common Stock, as determined on the Reg D Offering Reset Date (as described below).

The Reg D Investors Series A Warrants will each be initially exercisable for one share of Common Stock at an initial exercise price equal to one hundred twenty-five percent (125%) of the Nasdaq Minimum Price as of the date of the applicable Reg D Offering Securities Purchase Agreement. The Reg D Investors Series A Warrants will be exercisable at any time on or after the later of (a) ten (10) trading days after the Reg D Offering Stockholder Approval (as defined hereafter) is obtained or (b) the earliest of (i) the date which is ten (10) consecutive trading days after the Reg D Investors Resale Registration Effective Date (as defined hereafter) or (ii) 12 months and ten trading days following the issuance date of the Reg D Investors Series A Warrants (the “Reg D Offering Reset Date”). The exercise price and the number of shares available for exercise pursuant to the Reg D Investors Series A Warrants will be subject to adjustment, as provided below.

The Reg D Investors Series B Warrants will not initially be exercisable for any shares of Common Stock, but will contain a reset adjustment on the Reg D Offering Reset Date, depending on the price determined by the VWAP Formula provided in the Reg D Investors Series B Warrants, if it is less than the per share purchase price on the applicable closing date (each a “Reg D Offering Closing Date”), then the maximum eligibility number of shares of Common Stock will be determined so that the sum of (a) the number of shares of Common Stock and/or shares of Common Stock underlying Reg D Investors Pre-Funded Warrants issued on each Reg D Offering Closing Date and (b) the number of shares of Common Stock issuable pursuant to the Reg D Investors Series B Warrants on the Reg D Offering Reset Date would equal the number of shares of Common Stock and/or Reg D Investors Pre-Funded Warrants that would have been issued to the Reg D Investors on each Reg D Offering Closing Date if the per share purchase price had been the price determined pursuant to the VWAP Formula. For the purposes of determining the reset price, the VWAP Formula will be subject to a minimum price equal to 20% of the applicable Nasdaq Minimum Price, which is the Reg D Offering Floor Price set after the Reg D Offering Stockholder Approval is obtained.

Pursuant to the terms of the Reg D Offering Securities Purchase Agreement, the Company will be required to hold a special meeting of stockholders (which may also be at the annual meeting of stockholders) at the earliest practicable date after the issuance date, but in no event later than sixty (60) days after the first Reg D Offering Closing Date for the purpose of obtaining stockholder approval for the exercisability of the Reg D Investor Bridge Warrants and for certain of the provisions included therein, including, adjustments to the exercise price and number of shares issuable upon exercise of the Reg D Investors Series A Warrants (a) following a Dilutive Issuance (defined hereafter), (b) in connection with any Reg D Offering Reset (as defined hereafter), (c) in connection with any Share Combination Event, (d) in connection with any increase in the maximum eligibility amount of shares issuable pursuant to the Reg D Investors Series B Warrants and (v) in connection with any voluntary adjustment of the exercise price of the Reg D Investors Series A Warrants (“Reg D Offering Stockholder Approval”). In the event the Reg D Offering Stockholder Approval does not occur, the Company will be required to hold additional meetings at least one time every sixty (60) days until the earlier of the date Reg D Offering Stockholder Approval is obtained or the Reg D Investors Bridge Warrants are no longer outstanding. In the event that the Company is unable to obtain Reg D Offering Stockholder Approval, the Reg D Investors Bridge Warrants will not be exercisable and therefore will have no value.

The Reg D Investors Bridge Warrants contain a standard cashless exercise provision permitting the holder to exercise the Reg D Investors Bridge Warrants on a cashless basis if the market price of the Common Stock at the time of exercise is in excess of the exercise price of the Reg D Investors Bridge Warrants and there is not an effective resale registration statement available for the resale of the shares of Common Stock exercisable pursuant to the Reg D Investors Bridge Warrants.

In addition, the Reg D Investors Series A Warrants include a provision that resets the Reg D Investors Series A Warrant exercise price with a proportionate adjustment to the number of shares underlying the Reg D Investors Series A Warrants in the event of a Share Combination Event. In the event of a Share Combination Event, the exercise price of the Reg D Investors Series A Warrants will be reset to a price equal to the lesser of (i) the then exercise price and (ii) the lowest VWAP during the period commencing five trading days immediately after the date the Company effects a reverse stock split equal to the applicable Nasdaq Minimum Price, prior to receipt of the Reg D Offering Stockholder Approval, or 20% of the applicable Nasdaq Minimum Price following receipt of Reg D Offering Stockholder Approval (in each case, adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction, the “Reg D Offering Floor Price”). Additionally, the number of shares of Common Stock issuable upon exercise of the Reg D Investors Series A Warrants shall be increased such that the aggregate exercise price, after taking into account the decrease in the exercise price, shall be equal to the aggregate exercise price on the issuance date (adjusted for any Reg D Investors Series A Warrants exercised or sold by the holder prior to the date of such Share Combination Event).

The Reg D Investors Series A Warrants are also subject to full ratchet anti-dilution protection for any issuances of Company securities (other than certain excluded issuances) at a price or effective price (as determined in accordance with the terms of the Reg D Investors Series A Warrants, the “Dilutive Issuance Price”) that is less than the then current exercise price of the Reg D Investors Series A Warrants following the issuance date, as well as any adjustment in the Institutional Investors Series A Warrants (a “Dilutive Issuance”). In the event of a Dilutive Issuance, the exercise price of the Reg D Investors Series A Warrants will be reduced to the Dilutive Issuance Price, in each case, subject to the Reg D Offering Floor Price and the number of shares issuable upon exercise of the Reg D Investors Series A Warrants shall be proportionately adjusted such that the aggregate exercise price of the Reg D Investors Series A Warrants shall remain unchanged. The exercise price of the Reg D Investors Series A Warrants and the number of shares exercisable thereunder, will also adjust in the same manner in which the Institutional Investors Series A Warrants adjust, at the time of the adjustment of the Institutional Investors Series A Warrants.

The Reg D Investors Bridge Warrants are also subject to customary adjustments for stock dividends, stock splits, distributions and the like. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for the Company, and may exercise every right and power that the Company may exercise and will assume all of the Company’s obligations under the Reg D Investors Bridge Warrants with the same effect as if such successor entity had been named in the Reg D Investors Bridge Warrant itself. If holders of Common Stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Reg D Investors Bridge Warrants following such fundamental transaction. Notwithstanding anything to the contrary, with respect to the Reg D Investors Series A Warrants, in the event of a fundamental transaction, the holder will have the right to require the Company or a successor entity to repurchase its warrants at the Black Scholes value by paying the same type or form of consideration (and in the same proportion) that is being offered and paid to the holders of Common Stock of the Company in connection with the fundamental transaction; provided, however, that if the fundamental transaction is not within the Company’s control, including not approved by the Board, then the holder shall only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black Scholes value of the unexercised portion of its warrants, that is being offered and paid to the holders of the Common Stock in connection with the fundamental transaction.

A holder does not have the right to exercise any portion of the Reg D Investors Bridge Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Institutional Investors Bridge Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us.

Pursuant to a registration rights agreement between the Company and the purchasers (the “Reg D Offering Registration Rights Agreement”), the Company is also obligated to file a registration statement registering the resale of the shares of Common Stock underlying the Reg D Investors Bridge Warrants not later than January 14, 2025, which is twenty (20) business days after the Institutional Investors Resale Registration Effective Date. The Company is required to ensure that the initial registration statement is effective within twenty (20) calendar days of the filing date (up to forty-five (30) calendar days if the SEC conducts a full review) (the effective date of such registration statement, the “Reg D Offering Registration Effective Date”).

In connection with the Reg D Offering, the Company retained Aegis to act as the placement agent. For acting as the placement agent, the Company agreed to pay the Aegis, subject to certain exceptions: (i) a cash fee equal to ten percent (10%) of the aggregate gross proceeds raised by the Aegis in the offering (five percent (5%) with respect to certain Reg D Investors who were deemed to be “insiders”), (ii) a non-accountable expense allowance of three percent (3.0%) of the aggregate gross proceeds raised by the Aegis in the offering (one and one-half percent (1.5%) with respect to “insiders”), (iii) a five-year warrant to purchase up to 10% of the number of shares of Common Stock issued and issuable pursuant to any Reg D Investors Pre-Funded Warrants at an exercise price equal to one hundred twenty-five percent (125%) of the applicable Nasdaq Minimum Price with respect to each Closing and (iv) Series A Placement Agent Warrants and Series B Placement Agent Warrants, in substantially the same form as the Reg D Investors Series A Warrants and Reg D Investors Series B Warrants, respectively, for ten percent (10%) of the number of shares exercisable by the Reg D Investors pursuant to the Reg D Investors Series A Warrants and the Reg D Investors Series B Warrants issued to the Reg D Investors. The Company also agreed to pay a warrant solicitation fee of five percent (5%) of the proceeds received from the cash exercise of any of the Reg D Investors Series A Warrants.

A first closing of the Reg D Offering was held on December 24, 2024 (the “Reg D Offering First Closing Date”) at which the Company raised gross proceeds of approximately $5.48 million and net proceeds of approximately $4.79 million after payment of placement agent fees. On the Reg D Offering First Closing Date the Company issued to the Reg D Investors therein participating (i) 3,095,925 shares of Common Stock, (ii) Reg D Investors Pre-Funded Warrants to purchase up to 420,000 shares of Common Stock, at an initial exercise price of $0.0001 per share, subject to adjustment, (iii) Reg D Investors Series A Warrant to purchase up to 8,680,443 shares of Common Stock, at an initial exercise price of $1.95 per share, subject to adjustment, and (iv) Reg D Investors Series B Warrants for a maximum eligibility of 14,063,700 shares, at an initial exercise price of $0.0001 per share, subject to adjustment.

The foregoing description of the Reg D Offering does not purport to be complete and is qualified in its entirety by reference to the Reg D Offering Securities Purchase Agreement, Reg D Investors Bridge Warrants, Reg D Offering Registration Rights Agreement and placement agency agreement relating to the Reg D Offering, copies of which are filed as Exhibit 10.1, Exhibit 4.1, Exhibit 4.2, Exhibit 4.3, Exhibit 10.2 and Exhibit 10.3 to our Current Report on Form 8-K filed with the SEC on December 26, 2024.

Why the Company Needs Stockholder Approval

Our Common Stock is listed on Nasdaq, and as a result, we are subject to Nasdaq’s Listing Rules. We are seeking stockholder approval in order to comply with Nasdaq Listing Rule 5635 and to fulfill our obligations under the Reg D Investors Offering Securities Purchase Agreement, the Reg D Investors Bridge Warrants and the other Reg D Offering Transaction Documents.

Nasdaq Listing Rule 5635(c)

Nasdaq Listing Rule 5635(c) requires stockholder approval for the issuance of securities when a stock option or purchase plan is established or materially amended or other equity compensation arrangement made or materially amended, pursuant to which shares of Common Stock may be acquired by officers, directors, employees or consultants of the Company. Hiroshi Nishijima, the Acting Chief Executive Officer of the Company, and Uri Levine, a consultant to the Company, are each expected to participate in the Reg D Offering and to be holders of Reg D Investors Bridge Warrants. While we are not asserting that the issuance of the securities, including the Reg D Investors Bridge Warrants, to either of them, in connection with the Reg D Offering, is equity compensation within the meaning of Rule 5635(c), Nasdaq may deem all or a portion of any arrangement as compensatory in nature, particularly in circumstances where the value deemed received by the Company is less than the fair value of the securities purchased in the Reg D Offering. If Nasdaq were to deem all or a portion of the issuances to Mr. Nishijima and/or Mr. Levine to be compensatory, we note that the number of shares of Common Stock to be issued to each of them and the value per share of such shares of Common Stock will be determined based on a formula set forth in the Reg D Offering Transaction Documents. We do not know what the ultimate number of such shares of Common Stock will be or the value per share of such shares of Common Stock. As a result, the Company is seeking stockholder approval of the issuances for purposes of complying with Nasdaq Listing Rule 5635(c).

Rule 5635(d)

Nasdaq Listing Rule 5635(d) requires stockholder approval prior to the issuance of securities in connection with a transaction, other than a public offering, involving the sale, issuance or potential issuance by the Company of Common Stock (or securities convertible into or exercisable or exchangeable for Common Stock) equal to 20% or more of the Common Stock or voting power outstanding prior to the execution of the first Reg D Offering Securities Purchase Agreement, unless sold at a price equal to or greater than the Nasdaq Minimum Price.

As described above, we agreed to seek stockholder approval in connection with the exercise of, and certain of the provisions included in, the Reg D Investors Bridge Warrants. We are seeking stockholder approval in accordance with the terms of the Reg D Investors Bridge Warrants to (i) permit the holders of the Reg D Investors Bridge Warrants to exercise the Reg D Investors Bridge Warrants, (ii) be able to lower the Reg D Offering Floor Price of the Reg D Investors Series A Warrants upon a Dilutive Issuance and a Share Combination Event and (iii) comply with applicable Nasdaq Listing Rules, including Nasdaq Listing Rule 5635(d). Under Nasdaq Listing Rule 5635(d), stockholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) at a price that is less than the greater of book or market value of the stock if the number of shares of common stock to be issued is or may be equal to 20% or more of the common stock, or 20% or more of the voting power, outstanding immediately prior to the date of execution of the first Reg D Offering Stock Purchase Agreement. Since the number of shares issuable upon exercise of the Reg D Investors Bridge Warrants may be in excess of 20% of the Shares of Common Stock outstanding immediately prior to the date of execution of the first Reg D Offering Securities Purchase Agreement, and the provisions in the Reg D Investors Bridge Warrants may cause even further dilution to stockholders of the Company following adjustments for Dilutive Issuances and Share Combination Events, the Company requires the stockholder approval described in the proxy statement to issue 20% or more of our outstanding Common Stock as calculated immediately prior to the date of execution of the first Reg D Offering Securities Purchase Agreement.

Effect of Proposal on Current Stockholders

If the Reg D Offering Stockholder Approval Proposal is adopted, and assuming the sale of the maximum of $30 million in securities in the Reg D Offering and a Nasdaq Minimum Price of $1.56, which was the Nasdaq Minimum Price on the Reg D Offering First Closing Date, an aggregate of up to 396,634,628 shares of Common Stock, consisting of (i) the issuance up to a maximum of 19,230,770 shares of shares of Common Stock and/or shares of Common Stock issuable pursuant to the exercise of Reg D Pre-Funded Warrants, (ii) the issuance of up to a maximum of 300,480,782 shares of Common Stock issuable upon exercise of the Reg D Investors Series A Warrants, based on an Reg D Offering Floor Price of $0.312, assuming a Nasdaq Minimum Price of $1.56, and up to a maximum of 76,923,076 shares of Common Stock issuable upon exercise of the Reg D Investors Series B Warrants, based on an Reg D Offering Floor Price of $0.312, assuming a Nasdaq Minimum Price of $1.56, representing up to approximately 5,863% of the shares of our Common Stock outstanding on the Record Date. Notwithstanding the foregoing, the Company’s Amended and Restated Certificate of Incorporation reserves 250,000,000 shares of Common Stock for issuance and, therefore, the Company may not sell any securities in the Reg D Offering to the extent that it could result in the issuance of more than an aggregate of 250,000,000 shares of Common Stock from all sources. Additionally, in the event that Institutional Stockholder Approval is obtained with respect to Proposal 1 – The Institutional Investors Bridge Warrants Proposal – the combined maximum number of shares of Common Stock that could be issued would represent approximately 6,315% of the shares of our Common Stock outstanding on the Record Date.

Accordingly, the issuance of such shares will result in significant dilution to our stockholders, and will substantially reduce our stockholders’ percentage interest in the voting power of the Company. In addition, the sale or any resale of the shares of Common Stock underlying the Reg D Investors Bridge Warrants and/or the Institutional Investors Bridge Warrants, if Proposal 1 is also approved by stockholders, could cause the market price of our Common Stock to decline further.

Consequence of a Failure to Provide Stockholder Approval

If our stockholders do not approve the Reg D Investors Bridge Warrants Proposal, the Reg D Investors Bridge Warrants will not be exercisable. However, the Company will thereafter be required to hold additional meetings at least one time every sixty (60) days until the earlier of the date stockholder approval is obtained or the Reg D Investors Bridge Warrants are no longer outstanding. Additionally, it may be difficult for the Company to raise additional capital if stockholder approval is not obtained.

Vote Required

The approval of this proposal requires the affirmative vote of the majority of shares cast on the proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal. Notwithstanding the foregoing, to the extent a holder of Common Stock as of the Record Date is also a holder of Reg D Investors Bridge Warrants, such holder cannot vote on this proposal.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE REG D INVESTORS BRIDGE WARRANTS PROPOSAL.

PROPOSAL 3

THE 2023 PLAN AMENDMENT PROPOSAL

Introduction

The stockholders are being asked to approve an amendment to the 2023 Plan by amending Section 4(a) to increase the number of shares of Common Stock reserved for issuance with respect to awards granted under the 2023 Plan, on a one time basis, from the 392,189 shares of Common Stock currently reserved for issuance under the 2023 Plan by adding a number of additional shares of Common Stock equal to 15% of the number of shares of Common Stock issued and outstanding on March 31, 2025, promptly after March 31, 2025.

We believe strongly that the increase in shares of Common Stock reserved for issuance with respect to awards granted under the 2023 Plan is essential to our continued success and therefore is in the best interests of the Company and our stockholders. Our employees are our most valuable assets. The Board believes that grants of stock options, restricted stock units, performance-based restricted stock units and other equity awards under the 2023 Plan help create long-term equity participation in the Company and thereby assist us in attracting, retaining, motivating and rewarding employees, directors, and consultants. The Board also believes that long-term equity compensation is essential to link executive pay to long-term stockholder value creation.

As of December 30, 2024, the Record Date, there were 189,038 shares of Common Stock remaining available for the grant of awards under the 2023 Plan. Pursuant to the annual “evergreen” provision in the 2023 Plan, an additional 203,150 shares of Common Stock were added to the available shares of Common Stock under the Plan, as of January 1, 2025. Without this increase, we will be limited, in the future, as to the number of shares of Common Stock we will have available for the granting of additional awards to employees, which could make it difficult for us to retain our current employees and to also attract new highly qualified employees. Our ability to attract and retain qualified directors to serve on our Board is also contingent on our ability to provide them with compensation in the form of equity which is comparable with the equity compensation provided to directors of other public companies in our industry. This cannot be accomplished without an increase in the 392,189 shares of Common Stock currently available under the 2023 Plan. Finally, the Board has determined that this increase in the number of shares available for the issuance of awards under the 2023 Plan is reasonable and necessary to properly compensate our employees and directors.

The above-described amendment to the 2023 Plan to increase the number of shares of Common Stock reserved for issuance with respect to awards granted under the 2023 Plan was approved by the Board by unanimous written consent dated December 4, 2024, and will not be effective unless and until it is approved by our stockholders. If our stockholders do not approve the amendment to the 2023 Plan, the amendment will not take effect, but we may continue to grant rights to purchase shares under the 2023 Plan in accordance with the current terms and conditions of the 2023 Plan; provided, however, that no awards will be made under the 2023 Plan for an aggregate number of shares of common stock in excess of 392,189 shares of Common Stock, unless and until the stockholders approve an amendment to the 2023 Plan, with respect to such increase. The Board has determined that it is in the best interests of us and our stockholders that this amendment to the 2023 Plan be approved and is asking our stockholders for their approval of this amendment to the 2023 Plan. The form of Amendment No. 1 to the 2023 Equity Incentive Plan, which includes this amendment only is attached as Annex A to this Proxy Statement.

Explanation of Amendment

The Board has authorized and approved an increase in the number of shares of Common Stock reserved for issuance with respect to awards granted under the 2023 Plan, on a one time basis, by adding an additional number of shares of Common Stock equal to 15% of the number of shares of Common Stock issued and outstanding on March 31, 2025. This will be accomplished by amending Section 4(a) of the 2023 Plan, which amendment will only become effective if the stockholders approve this Proposal No. 3 at the Special Meeting.

Section 4(a) of the 2023 Plan currently provides as follows:

(a)	“Basic Limitation. Subject to the provisions of Section 14, the maximum aggregate number of Shares that may be issued under the Plan is 17,904,823 (the “Plan Share Limit”). The Shares subject to the Plan may be authorized, but unissued, or reacquired shares.”

In the event that this Proposal 3 is approved by our stockholders at the Special Meeting, Section 4(a) of the 2023 Plan, will, effective as of March 31, 2025, read in its entirety as follows:

(a)	“Basic Limitation. Subject to the provisions of Section 14, the maximum aggregate number of Shares that may be issued under the Plan is the sum of (A) 392,189 Shares and (B) fifteen percent (15%) of the issued and outstanding Shares of the Company on March 31, 2025 (collectively, the “Plan Share Limit”). The Shares subject to the Plan may be authorized, but unissued, or reacquired Shares.”

Please note that the number of shares set forth in (A) above reflects the number of shares currently reserved for issuance of awards under the 2023 Plan, after giving effect to a 1-for-100 reverse stock split of the shares of Common Stock, effective in October 2024, and also includes (i) 18,863 additional shares of Common Stock, on a post-reverse stock split basis, that were added to the number of shares of Common Stock reserved under the 2023 Plan, as of January 1, 2024 and (ii) 203,150 additional shares of Common Stock, on a post-reverse stock split basis, that were added to the number of shares of Common Stock reserved under the 2023 Plan, as of January 1, 2025, both pursuant to the provisions of the 2023 Plan.

Vote Required

The approval of this proposal requires the affirmative vote of the majority of shares cast on the proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE 2023 PLAN AMENDMENT PROPOSAL.

PROPOSAL 4

THE CONSULTANT SHARES PROPOSAL

Introduction

The Company is a party to a consulting agreement, dated as of October 21, 2024 (the “Consulting Agreement”), with Uri Levine, a former officer and director of the Company (the “Consultant”). Pursuant to the Consulting Agreement, the Consultant provides services to the Company as a financial consultant and advisor. The Consulting Agreement commenced on October 21, 2024 and continues until terminated by either the Company on 90 days’ prior written notice, or the Consultant.

As compensation for the Consultant’s services, the Company pays the Consultant a fee of $29,166 per month. In addition, the Company has agreed to pay the Consultant a “Joining Bonus,” on or before January 3, 2025, in the amount of $500,000, $250,000 of which is payable, in cash, and the remaining $250,000 of which is payable by the issuance of 17,794 shares of unregistered Common Stock, which had a value of $250,000 on the effective date of the Consulting Agreement.

Because our Common Stock is currently listed on the Nasdaq Global Market, we are subject to the Nasdaq Listing Rule 5635(c).

Nasdaq Listing Rule 5635(c)

Nasdaq Listing Rule 5635(c) requires stockholder approval for the issuance of securities when a stock option or purchase plan is established or materially amended or other equity compensation arrangement made or materially amended, pursuant to which shares of Common Stock may be acquired by officers, directors, employees or consultants of the Company. Since the Consultant is receiving the 17,794 shares of Common Stock being issued to him as compensation, such issuance is being submitted to the stockholders for their approval.

Reasons for the Issuance of Common Stock to the Consultant

As described above, the Company is a party to the Consulting Agreement with the Consultant, pursuant to, among other compensation, the Company is obligated to pay the Consultant a “Joining Bonus,” on or before January 3, 2025, in the amount of $500,000. As a result of the Company’s need to conserve cash to allocate to the Company’s operations, it was determined to be in the best interests of the Company and its stockholders, to pay 50% of the “Joining Bonus” by issuing to the Consultant shares of Common Stock having a value of $250,000. In order to do so, as explained above, such issuance of shares to the Consultant requires the approval of the Company’s stockholders, which we are seeking hereby.

Effect upon Rights of Existing Stockholders

The issuance of shares of Common Stock to the Consultant in accordance with the Consulting Agreement would dilute, and thereby reduce, each existing stockholder’s proportionate ownership in in the Company. The stockholders do not have preemptive rights to subscribe for additional shares that may be issued by the Company in order to maintain their proportionate ownership of the Common Stock.

Vote Required

The approval of this proposal requires the affirmative vote of the majority of shares cast on the proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE CONSULTANT SHARES PROPOSAL.

proposal 5
THE REVERSE SPLIT PROPOSAL

Introduction

Our Board acted unanimously to adopt the Reverse Split Proposal to amend our Amended and Restated Certificate of Incorporation to enable a potential reverse split of our issued and outstanding Common Stock at a ratio of between one-for-two and one-for-twenty (the “Reverse Split”), with such ratio to be determined at the sole discretion of the Board and with such Reverse Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion and, at the same time. The Board is now asking you to approve this Reverse Split Proposal.

If approved, the Reverse Split will be effective upon the filing of a certificate of amendment to our Amended and Restated Certificate of Incorporation, in substantially the form attached to this proxy statement as Annex B (the “Reverse Split Amendment”), with the Secretary of State of Delaware, with such filing to occur, if at all, at the sole discretion of the Board.

The intention of the Board in obtaining approval for the Reverse Split would be to increase the stock price of our Common Stock sufficiently above the $1.00 minimum bid price requirement of the Nasdaq Market LLC (“Nasdaq”) if, in the future, the closing bid price for the Common Stock falls below $1.00 per share for 30 consecutive business days and the Company no longer complies with the minimum bid price requirement for continued listing on the Nasdaq Global Market under Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”) and we receive notice from Nasdaq that the price of the Common Stock no longer complies with the Minimum Bid Price Requirement.

In addition, the effect of the Reverse Split will be to increase the number of authorized but unissued shares of Common Stock of the Company since the proposed Reverse Split will only effect the outstanding shares of Common Stock and the date of the Reverse Split and will have no impact on the number of authorized shares that the Company is permitted to issue pursuant to the Amended and Restated Certificate of Incorporation. The Board, in its sole discretion, may elect to abandon the Reverse Split in its entirety at any time.

One principal effect of the Reverse Split would be to decrease the number of outstanding shares of our Common Stock. Except for de minimus adjustments that may result from the treatment of fractional shares as described below, the Reverse Split will not have any dilutive effect on our stockholders since each stockholder would hold the same percentage of our Common Stock (in hand or on an as converted basis) outstanding immediately following the Reverse Split as such stockholder held immediately prior to the Reverse Split. The relative voting and other rights that accompany the shares would not otherwise be affected by the Reverse Split.

The table below sets forth the number of shares of our Common Stock outstanding before and approximate number of shares of our Common Stock outstanding after the Reverse Split based on 6,771,662 shares of our Common Stock.

	Prior to the Reverse Split	Assuming a One-for- Two Reverse Split	Assuming a One- for- Five Reverse Split	Assuming a One-for-Ten Reverse Split	Assuming a One-for- Fifteen Reverse Split	Assuming a One- for-Twenty Reverse Split
Aggregate Number of Shares of Common Stock Outstanding(1) (2)	6,771,662	3,385,831	1,354,333	677,167	451,445	338,584

(1)	The number of outstanding shares of Common Stock as of the Record Date does not include additional shares of Common Stock that have been exercised and/or sold by certain warrant holders, pursuant to warrants that were outstanding on the Record Date, or additional shares of Common Stock which are outstanding, but were not exercisable under warrants that were outstanding on the Record Date, but will become exercisable if Proposal 1 and Proposal 2 are approved by stockholders at the Special Meeting and the Institutional Investors Bridge Warrants and the Reg D Investors Bridge Warrants become exercisable.

(2)	The Company cannot effect a Reverse Split in any ratio which would cause the number of publicly held shares of Common Stock to be less than 1,100,000 shares of Common Stock, if the Common Stock is listed on the Nasdaq Global Market or less than 500,000 shares of Common Stock, if listed on the Nasdaq Capital Market, which are the minimums required for continued listing on those markets.

Reasons for the Reverse Split; Nasdaq Requirements for Continued Listing

The Board’s primary objective in proposing a potential Reverse Split is to raise the per share trading price of our Common Stock. Our Common Stock currently trades on Nasdaq under the symbol “ZCAR.” In order to maintain our listing on Nasdaq, we may be required to effect the Reverse Split so that our listed shares maintain a minimum bid price per share of at least $1.00. The closing trading price on January 8, 2025 was $1.78.

The Company is currently noncompliant with certain continued listing requirements of the Nasdaq Global Market, other than the Minimum Bid Price Requirement, and presented a compliance plan to a Nasdaq Hearing Panel on January 9, 2025. The Company was advised by its Nasdaq advisor that if it presented the option of consummating a Reverse Split, if the Company, in the future, becomes noncompliant with the Minimum Bid Price Requirement, the Nasdaq Hearing Panel could give consideration to the Company’s having the right to consummate the Reverse Split and, the Company therefore included its seeking stockholder approval for the Reverse Split on the agenda for the proposals for which stockholder approval is being solicited at the Special Meeting.

The Board will not authorize the Reverse Split, unless it is required to comply with the Minimum Bid Price Requirement, nor will the Board authorize the Reverse Split in a ratio that would cause the Common Stock to be noncompliant with any of the other applicable Nasdaq continued listing requirements.

In addition, the Reverse Split would increase the availability of such shares, which could then be issued upon conversion or exercise of our outstanding convertible securities, including the Institutional Investors Bridge Warrants and the Reg D Investors Bridge Warrants, as well as for grants under our currently effective equity incentive plan, or otherwise.

Our Board has concluded that the liquidity and marketability of our Common Stock will be adversely affected if it is not listed on a national securities exchange as investors can find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our Common Stock. Our Board believes that current and prospective investors will view an investment in our Common Stock more favorably if our Common Stock remains listed on Nasdaq.

Our Board also believes that the Reverse Split and any resulting increase in the per share price of our Common Stock will enhance the acceptability and marketability of our Common Stock to the financial community and investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of our Common Stock, although we have not been told by them that is the reason for not investing in our Common Stock. Additionally, analysts at many brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. Brokerage houses frequently have internal practices and policies that discourage individual brokers from dealing in lower-priced stocks. Further, because brokers’ commissions on lower-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase our Common Stock.

We cannot assure you that the Reverse Split will have any of the desired effects described above. More specifically, we cannot assure you that after the Reverse Split the market price of our Common Stock will increase proportionately to reflect the ratio for the Reverse Split, that the market price of our Common Stock will not decrease to its pre-split level, that our market capitalization will be equal to the market capitalization before the Reverse Split, or that we will be able to maintain our listing on Nasdaq.

Potential Disadvantages of the Reverse Split

As noted above, the principal purpose of the Reverse Split would be to help increase the per share market price of our Common Stock by up to a factor of twenty. We cannot assure you, however, that the Reverse Split will accomplish this objective for any meaningful period of time. While we expect that the reduction in the number of outstanding shares of Common Stock will increase the market price of our Common Stock, we cannot assure you that the Reverse Split will increase the market price of our Common Stock proportionately based on the Reverse Split ratio, or result in any permanent increase in the market price of our Common Stock, which is dependent upon many factors, including our business and financial performance, general market conditions and prospects for future success. If the per share market price does not increase proportionately as a result of the Reverse Split, then the value of our Company as measured by our market capitalization will be reduced, perhaps significantly.

The number of shares held by each individual holder of Common Stock would be reduced if the Reverse Split is implemented. This will increase the number of stockholders who hold less than a “round lot,” or 100 shares. Typically, the transaction costs to stockholders selling “odd lots” are higher on a per share basis. Consequently, the Reverse Split could increase the transaction costs to existing holders of Common Stock in the event they wish to sell all or a portion of their position.

Although our Board believes that the decrease in the number of shares of our Common Stock outstanding as a consequence of the Reverse Split and the anticipated increase in the market price of our Common Stock could encourage interest in our Common Stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Split.

Effecting the Reverse Split

Upon receipt of stockholder approval for the Reverse Split Proposal, if our Board concludes that it is in the best interests of our Company and our stockholders to effect the Reverse Split, the Reverse Split Amendment will be filed with the Secretary of State of Delaware. The actual timing of the filing of the Reverse Split Amendment with the Secretary of State of Delaware to effect the Reverse Split will be determined by our Board. In addition, if for any reason our Board deems it advisable to do so, the Reverse Split may be abandoned at any time prior to the filing of the Reverse Split Amendment, without further action by our stockholders. The Reverse Split will be effective as of the date of filing with the Secretary of State of the State of Delaware (the “Effective Time”).

Upon the filing of the Reverse Split Amendment, without further action on our part or our stockholders, the outstanding shares of Common Stock held by stockholders of record as of the Effective Time would be converted into a lesser number of shares of Common Stock based on a Reverse Split ratio as determined by the Board. For example, if you presently hold 1,000 shares of our Common Stock, you would hold 200 shares of our Common Stock following the Reverse Split if the ratio is one-for-five or you would hold 100 shares of our Common Stock if the ratio is one-for-ten.

Effect on Outstanding Shares, Options and Certain Other Securities

If the Reverse Split is implemented, the percentage of our Common Stock owned by each stockholder will remain unchanged except for any de minimus change resulting from rounding up to the nearest number of whole shares of Common Stock so that we are not obligated to issue cash in lieu of any fractional shares that such Common Stockholder would have received as a result of the Reverse Split. The number of shares of our Common Stock that may be purchased upon exercise of outstanding options or exercise or conversion of other securities convertible into, or exercisable or exchangeable for, shares of our Common Stock, and the exercise or conversion prices for these securities, will also be ratably adjusted in accordance with their terms as of the Effective Time.

Effect on Registration

Our Common Stock is currently registered under the Securities Act of 1933, as amended, and we are subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The proposed Reverse Split will not affect the registration of our Common Stock.

Fractional Shares; Exchange of Stock Certificates

Our Board does not intend to issue fractional shares of Common Stock in connection with the Reverse Split. Therefore, we do not expect to issue certificates representing fractional shares. In lieu of any fractional shares, we will issue to stockholders of record who would otherwise hold a fractional share because the number of shares of Common Stock they hold of record before the Reverse Split is not evenly divisible by the Reverse Split ratio that number of shares of Common Stock as rounded up to the nearest whole share. For example, if a stockholder holds 150.25 shares of Common Stock following the Reverse Split, that stockholder will receive a certificate representing 151 shares of Common Stock. No stockholders will receive cash in lieu of fractional shares.

As of the Record Date, we had 719 holders of record of our Common Stock (although we have significantly more beneficial holders). We do not expect the Reverse Split and the rounding up of fractional shares to whole shares to result in a reduction in the number of record holders. We presently do not intend to seek any change in our status as a reporting company for federal securities law purposes, either before or after the Reverse Split.

On or after the Effective Time, we will mail a letter of transmittal to each stockholder. Each stockholder will be able to obtain a certificate evidencing his, her or its post-Reverse Split shares only by sending the exchange agent (who will be the Company’s transfer agent) the stockholder’s old stock certificate(s), together with the properly executed and completed letter of transmittal and such evidence of ownership of the shares as we may require. Stockholders will not receive certificates for post-Reverse Split shares unless and until their old certificates are surrendered. Stockholders should not forward their certificates to the exchange agent until they receive the letter of transmittal, and they should only send in their certificates with the letter of transmittal. The exchange agent will send each stockholder, if elected in the letter of transmittal, a new stock certificate after receipt of that stockholder’s properly completed letter of transmittal and old stock certificate(s). A stockholder that surrenders his, her or its old stock certificate(s) but does not elect to receive a new stock certificate in the letter of transmittal will be deemed to have requested to hold that stockholder’s shares electronically in book-entry form with our transfer agent.

Certain of our registered holders of Common Stock hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of our Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a stockholder holds registered shares in book-entry form with our transfer agent, the stockholder may return a properly executed and completed letter of transmittal.

Stockholders who hold shares in street name through a nominee (such as a bank or broker) will be treated in the same manner as stockholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse Split for their beneficial holders. However, nominees may have different procedures and stockholders holding shares in street name should contact their nominees.

Stockholders will not have to pay any service charges in connection with the exchange of their certificates.

Anti-Takeover and Dilutive Effects

The authorized Common Stock and preferred stock will not be diluted as a result of the Reverse Split. The Common Stock and preferred stock that are authorized but unissued provide the Board with flexibility to effect among other transactions, public or private financings, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by our Board, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. The Reverse Split Amendment would continue to give our Board authority to issue additional shares from time to time without delay or further action by the stockholders except as may be required by applicable law or regulations. The Reverse Split Amendment is not being recommended in response to any specific effort of which we are aware to obtain control of us, nor does our Board have any present intent to use the authorized but unissued Common Stock or preferred stock to impede a takeover attempt. There are no plans or proposals to adopt other provisions or enter into any arrangements that have material anti-takeover effects.

Accounting Consequences

As of the Effective Time, the stated capital attributable to Common Stock on our balance sheet will be reduced proportionately based on the Reverse Split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of our Common Stock outstanding.

Federal Income Tax Consequences

The following summary describes certain material U.S. federal income tax consequences of the Reverse Split to holders of our Common Stock. This summary addresses the tax consequences only to a beneficial owner of our Common Stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our Common Stock (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular stockholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to persons who may be subject to special treatment under U.S. federal income tax law or persons that do not hold our Common Stock as “capital assets” (generally, property held for investment). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date hereof. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Split.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Split.

Each stockholder should consult his, her or its own tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of the Reverse Split.

The Reverse Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, no gain or loss should be recognized by a U.S. holder upon the Reverse Split. Accordingly, the aggregate tax basis in the Common Stock received pursuant to the Reverse Split should equal the aggregate tax basis in the Common Stock surrendered and the holding period for the Common Stock received should include the holding period for the Common Stock surrendered.

Text of Proposed Reverse Split Amendment; Effectiveness

The text of the proposed Reverse Split Amendment is set forth in substantially final form in Annex B to this proxy statement. If and when effected by our Board, the Reverse Split Amendment will become effective upon its filing with the Secretary of State of Delaware.

Vote Required

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve the Reverse Split Proposal. Abstentions will have no effect on the outcome of the vote.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE REVERSE SPLIT PROPOSAL.

PROPOSAL 6

THE ADJOURMENT PROPOSAL

Overview

The Adjournment Proposal, if adopted, will allow our Board to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation of proxies in the event that there are insufficient votes for, or otherwise in connection with any of the foregoing proposals. The Adjournment Proposal will only be presented to our stockholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the foregoing proposals.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by our stockholders, our Board may not be able to adjourn the Special Meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of t any of the foregoing proposals.

Required Vote

The affirmative vote of a majority of the shares of Common Stock present and entitled to vote at the Special Meeting is required for the approval of the Adjournment Proposal. Abstentions and broker non-votes with respect to this proposal will be counted for purposes of establishing a quorum. Abstentions and broker non-votes will have no effect on the outcome of the vote.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ADJOURMENT PROPOSAL.

Security Ownership of Certain Beneficial Owner and Management and Related Stockholder Matters

The following table sets forth information regarding the beneficial ownership of our voting shares as of the Record Date by:

●	each person who is known to be the beneficial owner of more than 5% of our voting shares;

●	each of our named executive officers and directors; and

●	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares. The beneficial ownership of shares of Company Common Stock is based on an aggregate of 6,771,662 shares of Common Stock issued and outstanding on the Record Date; provided, that, the information below excludes the shares of Common Stock reserved for future awards under the Incentive Plan and gives effect to the Reverse Stock Split.

Unless otherwise indicated, the business address of each of the entities, directors and executives in this table is Anjaneya Techno Park, No.147, 1st Floor, Kodihalli, Bangalore, India 560008. Unless otherwise indicated and subject to community property laws and similar laws, the Company believes that all parties named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Beneficial Ownership Table

Name and Address of Beneficial Owners(1)	Number of Shares of Common Stock**	Percentage Ownership After the Offering
Directors and Executive Officers
Hiroshi Nishijima(2)	32,052	*
Sachin Gupta	--	--
Shachi Singh	--	--
Mohan Ananda(3)	70,082	1.0%
Madan Menon	1,625	*
Evelyn D’An	--	--
Swatick Majumdar(4)	908	*
John Clarke(5)	657	*
All directors and executive officers as a group (8 individuals)	105,234	1.6%

5% Stockholders
Mark Bailey(6)	610,138	8.5%

*	Less than 1%.

(1)	Unless otherwise noted, the business address of each of the following entities or individuals is Anjaneya Techno Park, No.147, 1st Floor, Kodihalli, Bangalore, India.

(2)

Does not include up to 16,026 shares of Common Stock exercisable pursuant to Series A Warrants and a currently undeterminable number of shares of Common Stock exercisable pursuant to Series B Warrants issued to Mr. Nishijima as neither of those warrants is exercisable within 60 days after December 30, 2024.

(3)	Includes 27,382 shares of Common Stock held by Ananda Small Business Trust. Mohan Ananda is the Trustee of Ananda Small Business Trust and as such, may be deemed to have beneficial ownership of the securities held directly by Ananda Trust.

(4)	Represents 908 shares of Common Stock issuable upon exercise of outstanding warrants to purchase Common Stock.

(5)	Represents 657 shares of Common Stock issuable upon exercise of outstanding warrants to purchase Common Stock.

(6)	Includes 13,324 shares of Common Stock issuable upon exercise of outstanding warrants to purchase Common Stock. Also includes 400,000 shares of Common Stock issuable to Mr. Bailey upon his exercise of Pre-Funded Warrants which contain a beneficial ownership blocker of 9.99%. Does not include up to 1,168,224 shares of Common Stock exercisable pursuant to Series A Warrants and a currently undeterminable number of shares of Common Stock exercisable pursuant to Series B Warrants issued to Mr. Bailey as neither of those warrants is exercisable within 60 days after December 30, 2024 and both such series of warrants contain beneficial ownership blockers of 9.99%.

Related Party Transactions

IOAC

Founder Shares

On April 17, 2021, the Sponsor paid $25,000 to cover certain offering costs in consideration for 7,187,500 Class B ordinary shares, par value $0.0001. On September 20, 2021, IOAC effected a 1.12 share dividend for each Class B ordinary share outstanding, resulting in 8,050,000 founder shares being held by the Sponsor, up to 1,050,000 shares of which were subject to forfeiture depending on the extent to which the underwriter’s over-allotment option was exercised. The underwriter fully exercised its over-allotment option on October 29, 2021, so no founder shares were forfeited.

The Sponsor, IOAC’s officers and directors agreed not to transfer, assign or sell any of their founder shares and any Class A ordinary shares issuable upon conversion thereof until the earlier to occur of: (A) one year after the completion of the initial business combination or (B) the date on which IOAC completes a liquidation, merger, share exchange, reorganization or other similar transaction after the initial business combination that results in all of the public shareholders having the right to exchange their ordinary shares for cash, securities or other property. Any permitted transferees will be subject to the same restrictions and other agreements of the Sponsor, IOAC’s officers and directors with respect to any founder shares.

On August 18, 2022, the Sponsor granted an aggregate of 15,000 founder shares to three of IOAC’s directors and advisors (the “Special Committee Shares”) in recognition of and as compensation for services to the Company as members of the newly formed Special Committee of the IOAC Board.

IOAC Private Placement

The Sponsor, Cantor and CCM purchased an aggregate of 1,060,000 Class A ordinary shares at a price of $10.00 per share ($10,600,000 in the aggregate) in a private placement that closed simultaneously with the closing of the IPO. Of those 1,060,000 Private Placement Shares, the Sponsor has purchased 960,000 Private Placement Shares, CCM has purchased 30,000 Private Placement Shares, and Cantor purchased 70,000 Private Placement Shares. The Sponsor, Cantor and CCM are permitted to transfer the Private Placement Shares they hold to certain permitted transferees, including their respective directors, officers, and other persons or entities affiliated with or related to them, but the transferees receiving such securities will be subject to the same agreements with respect to such securities. In addition, the Private Placement Shares will not, subject to certain limited exceptions, be transferable or salable until 30 days after the completion of our initial business combination. The Private Placement Shares will not be redeemable by us so long as they are held by the initial purchasers or their respective permitted transferees. If the Private Placement Shares are held by holders other than the initial purchasers or their respective permitted transferees, the Private Placement Shares will be redeemable by us and exercisable by the holders on the same basis as the shares and warrants included in the units sold in the IPO. Other than as described above, the Private Placement Shares have terms and provisions that are identical to those of the public shares sold in the IPO.

In connection with the Closing of the Business Combination, the Private Placement Shares held by the Sponsor, Cantor and CCM and the founder shares held by the Sponsor were converted on a 1-for-1 basis into an equal number of shares of Common Stock and were registered on the Registration Statement on Form S-4 (Registration No. 333-269627), filed with the SEC in connection with the Business Combination.

Related Party Loans

On April 17, 2021, IOAC issued an unsecured promissory note (the “IPO Promissory Note”) to the Sponsor, pursuant to which IOAC could borrow up to an aggregate principal amount of $300,000. The IPO Promissory Note was non-interest bearing and payable on the earlier of (i) December 31, 2021 and (ii) the completion of the IPO. The IPO Promissory Note, in the outstanding amount of $122,292, was repaid on November 5, 2021 following the consummation of the IPO. As of December 31, 2022, there was no amount outstanding under the IPO Promissory Note.

On September 7, 2022, IOAC issued an unsecured promissory note (the “September 2022 Note”), in the amount of up to $500,000 to Ananda Trust, an affiliate of the Sponsor and of Mohan Ananda and Elaine Price, Chief Executive Officer and Chief Financial Officer of IOAC, respectively. The September 2022 Note bears no interest, and the principal balance is payable on the date of the consummation of IOAC’s initial business combination. On or before the maturity date, Ananda Trust has the option to convert all or any portion of the principal outstanding under the September 2022 Note into Class A ordinary shares of IOAC at a conversion price of $10.00 per share. The terms of such shares, if any, would be identical to the terms of the Private Placement Shares.

On January 3, 2023, IOAC issued an unsecured promissory note (the “January 2023 Note”), in the amount of up to $500,000 to Ananda Trust. The January 2023 Note has the same terms as the September 2022 Note, except that the January 2023 Note is non-convertible.

On January 19, 2023, IOAC issued an unsecured promissory note (the “First Extension Note”) in the aggregate principal amount of up to $990,000 to the Sponsor, pursuant to which the Sponsor agreed to provide IOAC with equal installments of $165,000, to be deposited into the Trust Account for each month in which the date by which IOAC must consummate its initial business combination is extended, from January 29, 2023 until July 29, 2023.

On May 10, 2023, IOAC issued an unsecured promissory note (the “May 2023 Note”) in the amount of up to $500,000 to the Sponsor. The May 2023 Note bears no interest, and the principal balance is payable on the date of the consummation of the Company’s initial business combination. The May 2023 Note is subject to customary events of default, the occurrence of certain of which automatically triggers the unpaid principal balance of the note and all other sums payable with regard to the note becoming immediately due and payable.

On July 20, 2023, IOAC issued an unsecured promissory note (the “Second Extension Note”) in the aggregate principal amount of up to $180,000 to the Sponsor pursuant to which the Sponsor agreed to provide IOAC with equal installments of the Second Extension Funds, or $90,000, to be deposited into the Trust Account for the first two months in which the date by which IOAC must consummate its initial business combination is extended past July 29, 2023.

On August 18, 2023, IOAC issued a promissory note (the “August 2023 Note”), in the amount of up to $500,000 to the Sponsor. The August 2023 Note bears no interest, and it is non-convertible. The principal balance is payable on the date of the consummation of IOAC’s initial business combination.

On October 3, 2023, IOAC issued a promissory note in favor of the Sponsor (the “October 2023 Note”) in the principal amount of up to $90,000 for expenses accrued in connection with the extension of the date by which IOAC must consummate its initial business combination from September 29, 2023 to October 29, 2023. The October 2023 Note is non-convertible and bears no interest, and the principal balance is payable by the Company on the date on which the Company consummates an initial business combination.

On December 1, 2023, IOAC issued an unsecured promissory note (the “December 2023 Note”), in the amount of up to $200,000 to the Sponsor. The December 2023 Note is non-convertible and bears no interest, and the principal balance is payable by the Company on the date on which the Company consummates an initial business combination.

On December 18, 2023, IOAC issued (i) an unsecured convertible promissory note (the “New Ananda Trust Note”), the principal amount of $2,027,840, which is equal to the total amount owed to Ananda Trust under the September 2022 Note, January 2023 Note, First Extension Note, May 2023 Note, Second Extension Note, August 2023 Note, October 2023 Note and December 2023 Note (collectively, the “Existing Notes”), and which bears no interest and the principal balance of the New Ananda Trust Note will be payable by the Company 90 days after the consummation of the Business Combination, or April 24, 2024 (the “Maturity Date”), and, on the Maturity Date, the holder of the New Ananda Trust Note may convert any amounts outstanding into shares of Common Stock, at a conversion price lower than the redemption price per public share in connection with the Business Combination; and (ii) unsecured promissory notes to certain passive investors of the Sponsor, the principal amounts of which are equal to the total amounts owed to such passive investors under the Existing Notes, with substantially the same terms of the Existing Notes issued to such passive investors (together with the New Ananda Trust Note, the “Replacement Notes”). The Replacement Notes replace the Existing Notes, which are considered satisfied and discharged in full, forever, and terminated and of no further effect. As of the date of this prospectus, an aggregate of $3,257,518.26 was outstanding under the Replacement Notes.

In connection with the IPO, IOAC entered into a registration and shareholder rights agreement pursuant to which our initial shareholders are entitled to certain registration rights with respect to the founder shares, the Private Placement Shares, the shares issuable upon conversion of working capital loans (if any) and the ordinary shares issuable upon exercise of the foregoing, as long as the initial shareholders hold any securities covered by the registration and shareholder rights agreement. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Office Space, Administrative and Support Services

IOAC agreed to reimburse the Sponsor for office space, administrative and support services provided to members of IOAC’s management team, in the amount of $10,000 per month. Upon completion of an initial business combination or IOAC’s liquidation, IOAC ceased paying these monthly fees.

Ananda Trust Subscription Agreements

Simultaneously with the execution of the Merger Agreement, on October 13, 2022, Ananda Trust entered into a subscription agreement with IOAC (the “Ananda Trust Signing Subscription Agreement”) to subscribe for 1,000,000 newly issued shares of Common Stock at a purchase price of $10.00 per share, contingent upon the Closing. Furthermore, simultaneously with the signing of the Merger Agreement, Ananda Trust invested an aggregate of $10,000,000 in Zoomcar (the “Ananda Trust Signing Investment”), in exchange for a convertible promissory note issued by Zoomcar to Ananda Trust (the “Ananda Trust Zoomcar Note”). At the Closing, Zoomcar’s repayment obligations under the Ananda Trust Zoomcar Note was offset against Ananda Trust’s payment obligations under the Ananda Trust Signing Subscription Agreement and Ananda Trust received newly issued shares of Common Stock in accordance with the terms of the Ananda Trust Signing Subscription Agreement.

The Ananda Trust Signing Subscription Agreement includes registration rights obligations on the part of IOAC and is conditioned on the concurrent Closing and other customary closing conditions. Among other things, Ananda Trust will not have any right, title, interest or claim of any kind in or to any monies in the Trust Account, and agreed not to, and waived any right to, make any claim against the trust account (including any distributions therefrom). In the event that the Business Combination is not consummated, the Ananda Trust Note issued by Zoomcar in consideration of the Ananda Trust Investment will be exchanged for a new convertible promissory note issued by Zoomcar, and such note will be convertible upon the consummation of a subsequent financing of Zoomcar in which Zoomcar raises an aggregate of at least $5 million, and the Ananda Trust Subscription Agreement will terminate automatically.

On December 19, 2023, IOAC and Ananda Trust, an affiliate of the Sponsor, entered into a subscription agreement (the “Ananda Trust Closing Subscription Agreement”), pursuant to which, upon the Closing, Ananda Trust purchased 1,666,666 IOAC Class A ordinary shares at a price of $3.00 per share (the “Ananda Trust Closing Investment”). Other than with respect to the per share purchase price, the terms of the Ananda Trust Closing Subscription Agreement were substantially similar to the terms of the Ananda Trust Signing Subscription Agreement.

Ananda Trust is an affiliate of the Sponsor. Further, the Trustee and control person with regard to the Ananda Trust, Mohan Ananda, was, prior to the Closing, the Chief Executive Officer and Chairman of the board of directors of IOAC; additionally, Mr. Ananda was a director of IOAC and has been appointed to serve as the initial chairman of the Company Board from and after the Closing. Additionally, based on the Company’s capitalization immediately after the Closing, Ananda Trust is the Company’s largest stockholder, though Ananda Trust’s proportionate interest and voting power with regard to the Company may change over time and from time to time.

The terms of the Ananda Trust Closing Investment are not necessarily reflective of the terms and conditions of a transaction negotiated at arm’s length, and it is possible that, if such terms were negotiated at arm’s length, they would have been different from, and more favorable to, the Company and its stockholders; however, the disinterested members of the IOAC Board approved the terms of the Ananda Trust Closing Investment, which they believed to be the best terms available, under the circumstances, to facilitate the consummation of the proposed Business Combination and deliver capital required by the Company to pursue its business plans.

Sponsor Support Agreement

In connection with entering into the Merger Agreement, on October 13, 2022, the Sponsor, IOAC and Zoomcar entered into the Sponsor Support Agreement. Pursuant to the Sponsor Support Agreement, in order to induce Zoomcar to enter into the Merger Agreement and for no additional consideration, the Sponsor agreed to (i) vote all ordinary shares of IOAC held by Sponsor at any meeting of the shareholders of IOAC in favor of the approval and adoption of the Merger Agreement and the Business Combination; and (ii) not to redeem or transfer any of the shares held by the Sponsor, or deposit into a voting trust or enter into a voting agreement in a manner inconsistent with the Sponsor Support Agreement. In addition, the Sponsor agreed to take all actions necessary to fulfill the conditions required in order to extend the expiration of the IOAC charter by six months or such shorter period as shall be mutually agreed by IOAC, the Sponsor and Zoomcar. The Sponsor also agreed to waive the anti-dilution rights associated with the shares held by Sponsor and Sponsor agreed that it shall use its best efforts to cooperate with IOAC and Zoomcar in connection with obtaining the financing transactions.

Stockholder Support Agreement

On October 13, 2022, Zoomcar delivered to IOAC the Stockholder Support Agreements with certain stockholders of Zoomcar, pursuant to which, among other things, such stockholders have agreed, respectively, to support the approval and adoption of the Business Combination. The Stockholder Support Agreements will terminate upon the earliest to occur of (a) the Closing, (b) the date of the termination of the Merger Agreement, and (c) the Expiration Time. Such Zoomcar stockholders also agreed, until the expiration time, to certain transfer restrictions.

Lock-Up Agreement

In connection with entering into the Merger Agreement, on October 13, 2022, IOAC and certain Zoomcar stockholders entered into the Lock-Up Agreement. Pursuant to the Lock-Up Agreement, each Zoomcar stockholder holding 1% or more of the total number of issued and outstanding Zoomcar shares on a fully diluted, as converted to common stock basis, will be subject to the restrictions described below from the Closing until the termination of applicable lock-up periods described below. Such Zoomcar stockholders agreed not to, without the prior written consent of the Zoomcar board and subject to certain exceptions, during the applicable lock-up period: (i) lend, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option, right or warrant to purchase or otherwise transfer, dispose of or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of the Securities Exchange Act of 1934, as amended Exchange Act, and the rules and regulations of the SEC promulgated thereunder, any BC Lock-Up Shares; (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the BC Lock-Up Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise; or (iii) publicly announce any intention to effect any transaction specified in the foregoing clauses. Pursuant to the Lock-Up Agreement, IOAC and certain Zoomcar stockholders agreed to the foregoing transfer restrictions during the period beginning on the date of Closing and ending on the date that is the earlier of (i) six months after the Closing and (ii) subsequent to the Merger, (x) if the last sale price of Common Stock equals or exceeds $12.00 per share for any 20 trading days within any 30 trading day period commencing at least 150 days after the Closing; or (y) the date on which Zoomcar completes a liquidation, merger, capital stock exchange, reorganization or other similar transactions that result in all of Zoomcar’s stockholders having the right to exchange their shares for cash, securities or other property.

On December 18, 2023, OIAC and Ananda Trust entered into a First Amendment to Lock-Up Agreement, pursuant to which the lock-up period for the shares held by Ananda Trust were amended to terminate upon the earlier of (i) twelve months after the Closing Date or (ii) subsequent to the Business Combination, the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transactions that results in all of the Company’s stockholders having the right to exchange their shares of cash, securities or other property.

Engagement Letters

Amendments to Engagement Letter

On December 13, 2023 and December 21, 2023, Zoomcar and J.V.B. Financial Group, LLC (“J.V.B.”), acting through its Cohen & Company Capital Markets division, entered into amendments (together, the “CCM Amendments”) to that certain Engagement Letter dated as of July 18, 2022, by and among Zoomcar and CCM. Pursuant to the CCM Amendments, Zoomcar agreed to pay CCM a revised transaction fee in connection with the Business Combination in an amount equal to $4,500,000, plus reimbursable expenses incurred as of the Closing Date in the amount of $677,961, of which $56,319 was paid from the IOAC Trust Account at the Closing of the Business Combination.

Modified Deferred Underwriting Fee Payment Obligations

Pursuant to the Underwriting Agreement, dated as of October 16, 2021 (as amended or modified, the “Underwriting Agreement”), entered into in connection with IOAC’s initial public offering, IOAC previously agreed to pay to Cantor, in Cantor’s capacity as representative of the underwriters, deferred underwriting commissions in an aggregate amount of $12,100,000, payable in cash upon consummation of IOAC’s initial business combination. Additionally, as also previously disclosed, pursuant to a letter agreement between IOAC and J.V.B. dated as of March 12, 2021 (as amended or modified, the “JVB Engagement Letter”), IOAC agreed that a fee equal to 30% of the aggregate amount of the deferred underwriting commissions would be payable in cash to JVB at the Closing, in accordance with the terms of the JVB Engagement Letter and the Underwriting Agreement.

On December 28, 2023, IOAC, Cantor and J.V.B. (referred to as the “Holders”), in consideration of redemption levels by IOAC public shareholders, among other factors, the foregoing parties entered into the Fee Modification Agreement, pursuant to which, among other things, the Holders agreed to accept, in lieu of payment of the deferred underwriting commission in cash at the Closing, an aggregate of 1,200,000 Modified Fee Shares, payable and delivered, at Closing, 1,000,000 Modified Fee Shares to Cantor (the “Cantor Modified Fee Shares”) and 200,000 Modified Fee Shares to J.V.B., in lieu of the cash payments otherwise deliverable at the Closing pursuant to the Underwriting Agreement and the JVB Engagement Letter, respectively.

In addition to the Company’s obligation to deliver the Modified Fee Shares to the Holders, free and clear of specified restrictions, the terms of the Fee Modification Agreement also include registration rights obligations on the part of the Company, which include obligations to use commercially reasonable efforts to file a resale registration statement on Form S-1 covering the Modified Fee Shares and to maintain the effectiveness thereof while the Holders continue to hold the Modified Fee Shares, in each case in accordance with the terms of the Fee Modification Agreement. The Fee Modification Agreement also includes a penalty provision that will require the Company to deliver to Cantor $3,000,000 in cash in the event that Cantor is unable to timely sell or transfer Cantor Modified Fee Shares due to continuing restrictions thereunder resulting from a failure by the Company to register the Modified Fee Shares and remove any restrictive legends thereon upon expiration of the applicable lock-up period, in accordance with the terms of the Fee Modification Agreement, following notice and reasonable opportunity to cure on the part of the Company.

Zoomcar, Inc.

Series D Financing

In multiple closings during December 2020, January 2021 and February 2021, Zoomcar sold an aggregate of 19,016,963 shares of Series D Preferred Stock (“Series D Shares”) to investors including Ford Next LLC (“Ford”), entities affiliated with OurCrowd (Investment In Zoomcar), L.P. (“OurCrowd”) and Sequoia Capital India Investments IV (“Sequoia”), each of which is a beneficial owner of more than 5% of Zoomcar’s outstanding stock or was at such ownership level at the time of these transactions. The Series D Shares consisted of 2,284,811 shares sold for cash at a purchase price of $2.2267, for an aggregate purchase price of $5.1 million, and 16,732,152 shares issued upon conversion of $29.8 million principal and accrued interest of Convertible Promissory Notes (“Series D Notes”) at a conversion price of $1.7814 per share. In conjunction with these transactions, in December 2020, investors domiciled in India, including Mahindra & Mahindra Ltd. (“Mahindra”), a beneficial owner of more than 5% of Zoomcar’s outstanding stock and an affiliate of a person who was then serving on Zoomcar’s Board of Directors, purchased an aggregate of 149,986 shares of Series P2 Preferred Stock of Zoomcar India (“Series P2 Shares”) upon conversion of $3.9 million principal and accrued interest of Optional Convertible Debentures (“OCDs”); such Series P2 Shares are exchangeable for an aggregate of 2,769,758 Series D Shares upon the approval of the Reserve Bank of India (the “RBI”). The following table summarizes purchases of these securities by related persons:

Purchaser	Series D Shares(1)	Aggregate Purchase Price(2)
Ford	1,899,978	$3,384,622
Mahindra	1,903,234	$3,390,422
Sequoia	922,105	$1,742,629
OurCrowd	1,777,985	$3,247,001

(1)	Shares issued to Mahindra & Mahindra Ltd. Consist of shares issuable in exchange for Series P2 Shares

(2)	Includes aggregate conversion price of the Series D Notes or OCDs.

Series E Financing

In multiple closings during March 2021, April 2021 and May 2021, Zoomcar sold an aggregate of 29,999,516 units, each consisting of one share Series E Preferred Stock and a warrant to purchase one share of Common Stock, at a purchase price of $2.50 per unit, for an aggregate purchase price of $75.0 million. Entities affiliated with OurCrowd purchased a total of 463,336 units for an aggregate purchase price of approximately $1.2 million.

Series E-1 Financing

In multiple closings during August 2021, September 2021 and October 2021, Zoomcar sold an aggregate of 5,020,879 shares of Series E-1 Preferred Stock at a purchase price of $3.50 per share, for an aggregate purchase price of $17.6 million. Entities affiliated with OurCrowd purchased a total of 80,662 shares for an aggregate purchase price of $282,317.

Convertible Note Financing

In multiple closings between June 2019 and February 2020, Zoomcar sold convertible debt securities having an aggregate principal amount of $28.4 million, consisting of $24.5 million of Convertible Promissory Notes issued to investors domiciled outside India and $3.9 million of OCDs issued to investors domiciled in India, including Mahindra. The notes were convertible into equity securities of Zoomcar, and the OCDs were convertible into equity securities of Zoomcar India, which, in turn, would be exchangeable for equity securities of Zoomcar subject to the approval of the RBI. The Convertible Promissory Notes and the OCDs bore interest at the rate of 18% per annum. In December 2020, the outstanding principal and accrued interest under the Convertible Promissory Notes and the OCDs were converted to 16,732,152 Series D Shares and 149,986 Series P2 Shares, respectively, in connection with the financing described above under “-Series D Financing.” The following table summarizes purchases of these securities by related persons:

Purchaser	Purchase Date	Purchase Amount
Ford Next LLC	6/26/19	$1,680,022
Ford Next LLC	8/29/19	$1,000,000
Sequoia Capital India Investments IV	8/30/19	$1,000,000
Entities affiliated with OurCrowd	10/17/19	$2,327,398
Mahindra & Mahindra Ltd.	6/19/19	$1,680,022
Mahindra & Mahindra Ltd.	8/29/19	$1,000,000

Investors’ Rights Agreement

On August 17, 2021, Zoomcar entered into a Seventh Amended and Restated Investor’s Rights Agreement with the holders of its Preferred Stock, including CEO Gregory Moran, director Graham Gullans, entities affiliated with Mr. Gullans, Ford, Sequoia and OurCrowd, and with and the holders of Series P1 Preferred Stock and Series P2 Preferred Stock of Zoomcar India (“Zoomcar India Shares”), including Mahindra. The agreement provides these holders with registration rights and certain of these holders with information rights and preemptive rights with regard to certain issuances of Zoomcar capital stock, none of which rights applied to the Business Combination. All of the rights set forth in this agreement terminated upon the Closing, except that certain of the registration rights remain in effect following the Closing with respect to securities not covered by this registration statement.

Right of First Refusal and Co-Sale Agreement

On August 17, 2021, Zoomcar entered into a Seventh Amended and Restated Right of First Refusal and Co-Sale Agreement with the holders of its Preferred Stock and Zoomcar India Shares, including persons and entities described under “- Investors’ Rights Agreement.” The agreement provides for customary rights of first refusal and co-sale in respect of certain sales of Zoomcar capital stock, which did not apply to the Business Combination. This agreement terminated upon Closing.

Voting Agreement

On August 17, 2021, Zoomcar entered into an Amended and Restated Voting Agreement with the holders of its Preferred Stock and Zoomcar India Shares, including persons and entities described under “- Investors’ Rights Agreement.” The parties to this agreement have agreed to vote in a certain way on certain matters, including with respect to the election of Zoomcar directors. The agreement also provides for certain drag-along rights in connection with a sale of Zoomcar. In addition, in order to afford the holders of Zoomcar India Shares voting power comparable to what they would have if they exchanged their Zoomcar India Shares for Zoomcar Preferred Stock, under this agreement, the holders of Zoomcar Preferred Stock have granted the holders of Zoomcar India Shares an irrevocable proxy with respect to a pro rata portion of their Zoomcar Preferred Stock. This agreement terminated upon the Closing.

Amendment to Zoomcar’s Investors’ Rights Agreement

Prior to the Closing, Zoomcar solicited and received consents from requisite outstanding Zoomcar shares to a proposed amendment to an investor rights agreement (the “IRA”) between Zoomcar and holders of Zoomcar preferred shares (the “IRA Amendment”), which was adopted on December 28, 2023. Pursuant to the IRA Amendment, subject to certain exceptions, the securities issuable in the Business Combination to each investor party thereto would be restricted from disposing of or hedging any of Company securities beneficially owned by them, including shares of Company Common Stock issuable upon exercise or conversion of any convertible securities issuable to such investors in connection with the Merger, including, without limitation, any shares of Common Stock (“Company Shares”) issuable upon the exercise of options or warrants held by them immediately after the Effective Time, or any other securities convertible into or exercisable or exchangeable for Company Shares held by them immediately after the Effective Time during the period from the date of the Closing and ending (i) as to one-third of such shares, six (6) months after the Closing, (ii) as to one-third of such shares, nine (9) months after the Closing, and (iii) as to the remainder of such shares, twelve (12) months after the Closing, provided that all of such lock-up restrictions will terminate upon completion of a liquidation, merger, capital stock exchange, reorganization or other similar transactions that result in all of Company’s stockholders having the right to exchange their shares for cash, securities or other property. The IRA Amendment provides the foregoing lock-up restrictions supersede the transfer restrictions provided for in the IRA prior to the adoption of the IRA Amendment, assuming the consummation of the Business Combination. Prior to Closing, the board of directors of Zoomcar approved an exclusion from the lock-up terms under the IRA applicable to five (5%) of the Company Shares that would have otherwise been subject to lock-up pursuant to the trading restrictions described above resulting from the adoption of the IRA Amendment.

Post-Closing Related Party Transactions

Amended and Restated Registration Rights Agreement

In connection with the Closing, the Company entered into an Amended and Restated Registration Rights Agreement with the Sponsor, certain persons and entities holding securities of IOAC prior to the Closing, and certain other persons and entities holding securities of Zoomcar prior to the Closing or that were issued shares of Common Stock or securities convertible into or exercisable for shares of Common Stock. Pursuant to the Amended and Restated Registration Rights Agreement, the Company agrees that, within 30 calendar days after the consummation of the Business Combination, it will use its commercially reasonable efforts to file with the SEC (at its sole cost and expense) the Resale Registration Statement, and the Company will use its commercially reasonable efforts to have the Resale Registration Statement declared effective as soon as reasonably practicable after the filing thereof. In certain circumstances, the Registration Rights Holders can demand up to three underwritten offerings, and all of the Registration Rights Holders can demand up to two block trades within any 12-month period and will be entitled to customary piggyback registration rights. The Amended and Restated Registration Rights Agreement does not provide for the payment of any cash penalties by the Company if it fails to satisfy any of its obligations under the Amended and Restated Registration Rights Agreement. The Amended and Restated Registration Rights Agreement shall supersede the registration rights set forth in the Ananda Trust Subscription Agreement and the registration rights previously provided to investors in Zoomcar’s private financings.

Release From Lock-Up

On February 1, 2024, the Company entered into an agreement (the “Lock-Up Release Agreement”) with two of the former members of the Sponsor, ASJC Global LLC - Series 24 (“ASJC”) and Cohen Sponsor LLC - A24 RS (“Sponsor Investor,” and together with ASJC, the “Lock-Up Release Parties”), pursuant to which the Company agreed to waive the lock-up restrictions provided for in the letter agreement (as amended, the “Letter Agreement”), dated October 26, 2021, by and among the Company, the then-officers and directors of the Company, and the Sponsor, with respect to the Lock-Up Release Parties for a period of 120 days (the “Lock-Up Release Period”) for a cash fee to be paid by the Lock-Up Release Parties to the Company within 3 business days of each 14 day payment period during the Lock-Up Release Period, in an amount between $0.50 and $1.50 per share of the Common Stock that is sold by the Lock-Up Release Parties during the Lock-Up Release Period, less any legal fees in the amount of up to $50,000 incurred by the Lock-Up Release Parties in connection with the Lock-Up Release Agreement (the transactions contemplated in the Lock-Up Release Agreement, the “Lock-Up Release”). The cash fee payable to the Company by the Lock-Up Parties will be based upon the volume weighted average price per share of the Common Stock during each 14 day payment period during the Lock-Up Release Period. At the end of the Lock-Up Release Period, the lock-up restrictions provided for in the Letter Agreement will be reaffixed to any shares of the Common Stock held by the Lock-Up Release Parties at that time and no consideration will be due from the Lock-Up Release Parties to the Company for any such shares. On March 18, 2024, the Lock-Up Release Agreement was amended pursuant to which (i) the Lock-Up Release Period was extended from 120 days through the end of the original six-month lock-up period, (ii) the volume and stock price restrictions for sales made by the Lock-Up Release Parties during the Lock-Up Release Period were removed and (iii) the payment terms between the Company and Lock-Up Release Parties was modified such that, in lieu of the prior payment schedule, the Lock-Up Release Parties will pay the Company $500,000 in an upfront cash payment and thereafter, and only after the Lock-Up Release Parties have sold 1,428,572 shares, the Lock-Up Release Parties will pay the Company $0.35 per additional share sold during the Lock-Up Release Period. There can be no assurance that the Company will receive any additional cash payments from the Lock-Up Release Parties other than the $500,000 upfront cash payment.

Indemnification Agreements

In connection with the Closing, the Company entered into indemnification agreements (“Indemnification Agreements”) with each of the Company’s newly elected directors and newly appointed executive officers which provide that the Company will indemnify such directors and executive officers under the circumstances and to the extent provided for therein, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, and including appeals, in which he or she may be involved, or is threatened to be involved, as a party or otherwise, to the fullest extent permitted under Delaware law and our Bylaws.

The Charter contains provisions limiting the liability of directors, and the Bylaws provide that Zoomcar will indemnify each of its directors and officers to the fullest extent permitted under Delaware law. In addition, the Bylaws provide that, to the fullest extent permitted by Delaware law and subject to very limited exceptions, Zoomcar will advance all expenses incurred by its directors and officers in connection with a legal proceeding involving his or her status as a director or officer of Zoomcar. See the section titled “Description of Securities - Limitation on Liability and Indemnification of Directors and Officers” for information on the indemnification provisions of the Charter and Bylaws.

Participation of Zoomcar Former Director in the November Offering

Mark Bailey, a former director of the Company, was one of the investors in the November Offering, and invested $2.5 million of the aggregate investment amount of $9.15 million in the November Offering.

Participation of Zoomcar Acting Chief Executive Officer and a Consultant in the December Offering

Hiroshi Nishijima, the Acting Chief Executive Officer of the Company, and Uri Levine, a consultant to the Company, were each investors in the December Offering, and invested $50,000 and $300,000, respectively, of the aggregate investment amount of $5.48 million in the December Offering.

Policies for Approval of Related Person Transactions

Zoomcar has adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.

A “Related Person Transaction” is a transaction, arrangement or relationship in which Zoomcar or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest.

A “Related Person” means:

●	any person who is, or at any time during the applicable period was, one of the Zoomcar’s officers or one of Zoomcar’s directors;

●	any person who is known by Zoomcar to be the beneficial owner of more than five percent (5%) of its voting stock;

●	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer or a beneficial owner of more than five percent (5%) of its voting stock, and any person (other than a tenant or employee) sharing the household of such director, officer or beneficial owner of more than five percent (5%) of its voting stock; and

●	any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a ten percent (10%) or greater beneficial ownership interest.

Zoomcar has policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its charter, the audit committee will have the responsibility to review related party transactions.

All of the transactions described in this section were entered into prior to the adoption of this policy. Certain of the foregoing disclosures are summaries of certain provisions of our related party agreements and are qualified in their entirety by reference to all of the provisions of such agreements. Because these descriptions are only summaries of the applicable agreements, they do not necessarily contain all of the information that you may find useful. Copies of certain of the agreements (or forms of the agreements) have been filed as exhibits to the registration statement of which this prospectus is a part and are available electronically on the website of the SEC at www.sec.report.

OTHER INFORMATION

Proxy Solicitation

All costs of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, the Company’s officers and regular employees may solicit proxies personally or by telephone. The Company does not intend to utilize a paid solicitation agent.

Proxies

A stockholder may revoke his, her or its proxy at any time prior to its use by giving written notice to the Secretary of the Company, by executing a revised proxy at a later date. Proxies in the form enclosed, unless previously revoked, will be voted at the Special Meeting in accordance with the specifications made thereon or, in the absence of such specifications in accordance with the recommendations of the Board.

Securities Outstanding; Votes Required

As of the close of business on the Record Date there were 6,771,622 shares of Common Stock outstanding. Stockholders are entitled to one vote for each share of Common Stock owned.

Each of the proposals requires the affirmative “FOR” votes of a majority of the votes cast on such proposal. Abstentions will have no effect on the outcome of these proposals. None of the proposals, other than the Reverse Split Proposal and the Adjournment Proposal, will be routine matters, and as such brokers may not vote at the Special Meeting on any proposal, other than the Reverse Split Proposal and the Adjournment Proposal, unless they have received instructions from a beneficial owner.

Shares of the Common Stock represented by executed proxies received by the Company will be counted for purposes of establishing a quorum at the Special Meeting, regardless of how or whether such shares are voted on any specific proposal.

Other Business

Our Board knows of no other matter to be presented at the Special Meeting. If any additional matter should properly come before the Special Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on any such matters.

Stockholder Communications

Stockholders wishing to communicate with the Board may direct such communications to the Board c/o Zoomcar Holdings, Inc., Attn: Secretary. A summary of all stockholder communications will be presented to the Board at subsequent Board meetings. The directors will have the opportunity to review the actual communications at their discretion.

Additional Information

We are subject to certain informational requirements of the Exchange Act and in accordance therewith file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information are available on the SEC’s website at www.sec.gov. Stockholders who have questions in regard to any aspect of the matters discussed in this Proxy Statement should contact Shachi Singh, at zoomcar-stockholders@zoomcar.com or by sending a letter to Shachi Singh at offices of the Company at Anjaneya Techno Park, No.147, 1st Floor, Kodihalli, Bangalore, India 560008.

Householding

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of this Proxy Statement and the Annual Report by contacting Shachi Singh, at zoomcar-stockholders@zoomcar.com or by sending a letter to Shachi Singh at offices of the Company at Anjaneya Techno Park, No.147, 1st Floor, Kodihalli, Bangalore, India 560008.

ANNEX A

Form of Amendment to 2023 Equity Incentive Plan

AMENDMENT NO. 1

TO THE

ZOOMCAR HOLDINGS, INC.

2023 EQUITY INCENTIVE PLAN

This Amendment No. 1 (this “Amendment”) to the Zoomcar Holdings, Inc. 2023 Equity Incentive Plan (the “Plan”), is adopted by the Board of Directors (the “Board”) of Zoomcar Holdings, Inc., a Delaware corporation (the “Company”), effective as of March 31, 2025 (the “Amendment Effective Date”), subject to the approval of the Company’s shareholders. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

RECITALS

A.	The Company currently maintains the Plan.

B.	Pursuant to Section 18(a) of the Plan, the Board may amend, alter, suspend, or terminate the Plan at any time.

C.	The Board believes that it is in the best interests of the Company and its shareholders to amend the Plan, subject to shareholder approval, to increase the Plan Share Limit as set forth herein.

AMENDMENT

Subject to the approval of the Company’s shareholders, effective as of the Amendment Effective Date, Section 4(a) of the Plan is hereby amended in its entirety to read as follows:

“Basic Limitation. Subject to the provisions of Section 14, the maximum aggregate number of Shares that may be issued under the Plan is the sum of (A) 392,189 Shares and (B) fifteen percent (15%) of the issued and outstanding Shares of the Company on March 31, 2025 (collectively, the “Plan Share Limit”). The Shares subject to the Plan may be authorized, but unissued, or reacquired Shares.”

Subject to the approval of the Company’s shareholders, this Amendment shall be and, as of the Amendment Effective Date, is hereby incorporated in and forms a part of the Plan.

Except as specifically set forth in this Amendment, there are no other amendments to the Plan, and the Plan shall remain in full force and effect.

ANNEX B

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

Zoomcar Holdings, Inc.

Zoomcar Holdings, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1.	The name of the Corporation is:

Zoomcar Holdings, Inc.

2.	The following amendments to the Amended and Restated Certificate of Incorporation was approved by the directors of the corporation on the day of , 2025 and the stockholders of the corporation on the day of , 2025.

Resolved that Article Four of the Amended and Restated Certificate of Incorporation be amended by adding the following new paragraph at the end of Article Four, Section (a) as subsection (v):

“Each outstanding share of Common Stock will be combined and converted, automatically, without further action, into a number of shares of such Common Stock equal to the number of shares immediately prior to such filing divided by . Fractional shares will not be issued; any such fractional shares that will result from the combination and conversion will be rounded up to the nearest whole number. At the effective date, there shall be no change in number of authorized shares of stock which this corporation shall have the authority to issue.”

3.	The number of shares of Common Stock outstanding at the time of the adoption of the amendment was: shares.

4.	This Certificate of Amendment to the Amended and Restated Certificate of Incorporation shall be effective as of , 202 at p.m. Eastern Time.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE FOLLOWS]

IN WITNESS WHEREOF, Zoomcar Holdings, Inc. has caused this Certificate to be executed by its duly authorized officer on this day of        , 2025.

ZOOMCAR HOLDINGS, INC.

By:
Name:	Hiroshi Nishijima
Title:	Acting Chief Executive Officer

ZOOMCAR HOLDINGS, INC.NO.147, ANJANEYA TECHNO PARK 1ST FLOORKODIHALLI, 560008, INDIA SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on February 17, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ZCAR2025SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use a touch-tone telephone to transmit your voting instructions to the number providedon your proxy card up until 11:59 p.m. Eastern Time on February 17, 2025. Have your proxy card or Internet Availability Notice in hand as you will be prompted to enter your control number to create and submit a telephonic vote. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717. V60663-TBD ZOOMCAR HOLDINGS, INC. The Board of Directors recommends you vote FOR proposals 1, 2, 3, 4 and 5:ForAgainstAbstain 1.To approve, for purposes of complying with applicable Nasdaq Listing Rules, (i) the purchase of shares of the Company’s common stock and shares of !!! common stock issuable upon the exercise of the unregistered Institutional Investors Bridge Warrants, equal to or exceeding 20% of the outstanding shares of common stock, in an offering that is not a public offering, and (ii) the issuance of common stock and the Institutional Investors Bridge Warrants to a former director of the Company, in the event that such issuance is deemed to be compensation under the Nasdaq Listing Rules. 2.To approve, for purposes of complying with applicable Nasdaq Listing Rules, (i) the purchase of shares of the Company’s common stock and shares of !!! common stock issuable upon the exercise of the unregistered Reg D Investors Bridge Warrants, equal to or exceeding 20% of the outstanding shares of common stock, in an offering that is not a public offering, and (ii) the issuance of common stock and the Reg D Investors Bridge Warrants to the Company’s Acting Chief Executive Officer and a consultant, in the event that such issuance is deemed to be compensation under the Nasdaq Listing Rules. 3.To approve an amendment to the Company’s 2023 Equity Incentive Plan (the “2023 Plan”), to be effective as of March 31, 2025, if approved by the !!!stockholders, amending Section 4(a) of the 2023 Plan to provide for a one-time increase in the number of shares of common stock reserved for issuance with respect to awards granted under the 2023 Plan, by adding a number of additional shares of common stock equal to 15% of the number of shares of common stock issued and outstanding on March 31, 2025. 4.To approve, for purposes of complying with the Nasdaq Listing Rules, the issuance of an award of shares of common stock to a consultant to the !!! Company, in the event that such issuance is deemed to be compensation under the Nasdaq Listing Rules. 5.To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to effectuate a reverse stock split of the common !!! stock, at a ratio of between one-for-two and one-for-twenty, with such ratio to be determined at the sole discretion of the Board and with such reverse stock split to be effectuated at such a rate and at such time and date, if at all, as determined by the Board in its sole discretion. 6.To approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event !!!that there are insufficient votes to approve any of the foregoing proposals. NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name byauthorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com. V60664-TBD ZOOMCAR HOLDINGS, INC. Proxy for the Special Meeting of Stockholders To be held on Tuesday, February 18, 2025 12:00 PM ET THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints HIROSHI NISHIJIMA and SHACHI SINGH, and each of them, as proxy of the undersigned, with full power of substitution, to vote all the shares of common stock of Zoomcar Holdings, Inc. held of record by the undersigned on December 30, 2024, at the Special Meeting of Stockholders to be held on February 18, 2025, or any adjournment thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side